Exhibit 99.2

THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

In re: : Chapter 11

:

Old UGC, Inc., : Case No. 04-10156 (BRL)

:

Debtor. :

x

DISCLOSURE STATEMENT

PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE FOR CHAPTER 11
PLAN OF REORGANIZATION JOINTLY PROPOSED BY OLD UGC, INC. AND
UNITEDGLOBALCOM, INC.

IMPORTANT DATES

  Date by which Ballots must be received:
  Date by which objections to Confirmation of the Plan must be Filed and served:
  Hearing on Confirmation of the Plan:
  Date by which objections to assumption of executory contracts and unexpired leases must be Filed and served:

Cooley Godward LLP Skadden, Arps, Slate, Meagher & Flom LLP

Robert L. Eisenbach III (RE 9239) Van C. Durrer, II (VCD 0689)

Amy Hallman Rice (AR 0818) Kurt Ramlo (California State Bar No. 166856)

David A. Levine (DL 9330) 300 South Grand Avenue, Suite 3400

One Maritime Plaza, 20th Floor Los Angeles, CA 90071

San Francisco, CA 941111 (213) 687-5000

(415) 693-2000

Attorneys for UnitedGlobalCom, Inc.

Kronish Lieb Weiner & Hellman LLP

Jay R. Indyke (JI 0353)

Richard S. Kanowitz (RK 0677)

1114 Avenue of the Americas

New York, NY 10036

(212) 479-6000

Attorneys for Old UGC, Inc.

Dated: New York, New York

September 21, 2004

The holders of Claims should not construe the contents of this Disclosure Statement as providing any legal, business, financial or tax advice and should consult with their own advisors. Furthermore, approval of this Disclosure Statement by the Bankruptcy Court does not constitute the Bankruptcy Court's approval of the fairness or merits of the Plan of Reorganization disclosed herein (the "Plan").

The securities described herein will be issued generally in reliance on the exemptions set forth in section 1145 of the Bankruptcy Code and without registration under the United States Securities Act of 1933, as amended (the "Securities Act"), or any similar federal, state or local law.

This Disclosure Statement has not been filed with, reviewed, or approved or disapproved by the United States Securities and Exchange Commission (the "SEC"), nor has the SEC passed upon the accuracy or adequacy of the information contained herein.

This Disclosure Statement summarizes certain provisions of the Plan, certain other documents and certain financial information. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of the Plan and such other documents and financial information, as applicable.

The statements and financial information contained in this Disclosure Statement are made as of the date hereof unless another time is specified herein, and the delivery of this Disclosure Statement shall not create an implication that there has been no change in the information stated since the date hereof. Each holder of a claim should carefully review the Plan, this Disclosure Statement and the exhibits to both documents in their entirety before casting a Ballot.

No party is authorized to give any information about or concerning the Plan other than that which is contained in this Disclosure Statement. No representations concerning the Debtor or the value of its property have been authorized by the Debtor other than as set forth in this Disclosure Statement. Holders of claims should not rely upon any information, representations or inducements made to obtain acceptance of the Plan that are other than, or inconsistent with, the information contained herein and in the Plan.

Although the Debtor has used its best efforts to ensure the accuracy of the financial information provided in this Disclosure Statement, the financial information contained in this Disclosure Statement has not been audited.

The projections provided in this Disclosure Statement have been prepared by the Debtor's management. These projections, while presented with numerical specificity, are necessarily based on a variety of estimates and assumptions which, though considered reasonably by management, may not be realized and are inherently subject to significant business, economic, competitive, industry, regulatory, market and financial uncertainties and contingencies, many of which will be beyond the Reorganized Debtor's control. The Debtor cautions all holders of claims that no representations can be made as to the accuracy of these projections or to the Reorganized Debtor's ability to achieve the projected results. Some assumptions inevitably will not materialize. Furthermore, events and circumstances occurring subsequent to the date on which these projections were prepared may differ from those assumed. Alternatively, these events and circumstances may have been unanticipated, and thus may affect financial results in a materially adverse or materially beneficial manner. The projections, therefore, may not be relied upon as a guaranty or other assurance of the actual results that will occur.

See Section IX of this Disclosure Statement, "Certain Risk Factors To Be Considered", for a discussion of certain risk factors that a holder of an impaired claim should consider in deciding whether to accept the Plan.

All exhibits to this Disclosure Statement and the Plan are incorporated into, and are a part of, this Disclosure Statement as if set forth in full herein.

I. INTRODUCTION 1

A. Overview of Chapter 11 2

B. Holders of Claims Entitled to Vote 3

C. Voting Procedures 4

D. Confirmation Hearing 4

II. OVERVIEW OF THE PLAN 6

A. General Overview 6

B. Summary of Classification and Treatment of Claims and Equity Interests
Under the Plan 8

III. GENERAL INFORMATION CONCERNING THE DEBTOR 13

A. Description of the Debtor's Business 13

1. Overview 13

2. Investments 13

a. VTR GlobalCom 13

b. Other Latin American Interests 15

c. Austar United Communications Limited 15

d. Other Material Assets 16

3. Competition 17

4. Regulation 18

5. Corporate Structure 18

6. General Information Concerning UGC 18

B. Financial Information and Prepetition Capital Structure 19

1. Financial Information 19

2. Prepetition Capital Structure and Related Developments 19

C. Events Leading to the Commencement of the Chapter 11 Case 23

1. Background 23

2. Negotiations with Noteholders 23

3. The Restructuring Agreement 24

4. Negotiations with The Toronto-Dominion Bank, Singapore Branch 25

5. Litigation Filed By Trustee of the Liquidating Trust of At Home Corporation
And Other Parties 26

IV. EVENTS DURING THE CHAPTER 11 CASE 27

A. Filing of Bankruptcy Petition, Schedules and Statement of Financial Affairs 27

B. First Day Motions 27

C. Retention of Professionals 27

D. Appointment of Official Committee of Unsecured Creditors 27

E. Establishment of Bar Dates For Filing of Claims 27

F. Nonresidential Real Property Lease 28

G. Alleged Claim of Trustee of the Liquidating Trust of At Home Corporation 28

H. Extensions of the Debtor's Exclusive Periods To File Plan and Solicit
Acceptances Thereof 30

I. Claim Objections 30

J. Interim Professional Fees 31

V. THE PLAN OF REORGANIZATION 32

A. Claims and Equity Interests and Treatment Under the Plan 32

1. Summary of Claims and Equity Interests and Treatment 32

2. Unclassified Claims--Administrative Claims and Priority Tax Claims 32

a. Administrative Claims - Description 32

b. Administrative Claims -- Estimate 32

c. Administrative Claims -- Treatment 33

d. Administrative Claims -- Deadline for Requests for Payment 33

e. Tax Claims - Description 34

f. Tax Claims -- Treatment 34

3. Classified Claims and Equity Interests 35

a. Miscellaneous Secured Claims -- Class 1 35

b. Classified Priority Claims -- Class 2 35

c. IDTU Claims -- Class 3 36

d. UGC Claims -- Class 4 36

e. Public Noteholder Claims -- Class 5 37

f. General Unsecured Claims -- Class 6 37

g. Litigation Claims -- Class 7 38

h. Toronto-Dominion Claims -- Class 8 38

i. Equity Interests -- Class 9 39

B. Distributions Under the Plan 39

1. General 39

2. Cancellation of Claims 39

3. Disbursing Agent 39

4. Distribution Notification Date 40

5. Distributions to Holders of Allowed Claims and Allowed Equity Interests 40

6. Disputed Distributions 40

7. Distributions of Cash 40

8. Delivery of Distributions 40

9. Failure to Negotiate Checks 40

10. Unclaimed Distributions 41

11. Limitation on Distribution Rights 41

12. Compliance with Tax Requirements 41

13. Documentation Necessary to Release Liens 41

14. Distributions by Indenture Trustee 42

15. Setoffs 42

16. No Interest on Claims 42

17. Alternative Treatment 42

18. Distributions Relating to Allowed Insured Claims 42

19. Exemption from Certain Transfer Taxes 42

C. Executory Contracts and Unexpired Leases of Nonresidential Real Property;
Indemnification Obligations; Benefit Programs 43

1. Treatment of Executory Contracts and Unexpired Leases 43

2. Cure of Defaults for Assumed Contracts and Leases 44

3. Resolution of Objections to Assumption of Executory Contracts and
Unexpired Leases; Cure Payments 44

4. Claims for Rejection Damages 45

5. Treatment of Rejection Claims 45

6. Executory Contracts and Unexpired Leases Entered Into and Other
Obligations Incurred After the Petition Date 45

7. Reorganized Debtor's Indemnification Obligations 46

8. Benefit Programs 46

D. Resolution of Disputed Claims 46

1. Preservation of Rights 46

2. Objections to and Resolution of Claims and Administrative Claims 46

3. Estimation of Claims 47

4. Distributions Withheld For Disputed Administrative Claims and Disputed General Unsecured Claims 47

E. Means for Implementation of the Plan 48

1. Setoff of Obligations between UGC and Old UGC 48

2. Continued Corporate Existence 48

3. Cancellation of Claims 48

4. Amendment of Organizational Documents 49

5. Corporate Action 49

6. Operations Between the Confirmation Date and the Effective Date 49

7. Revesting of Assets 49

8. Approval of Agreements 49

9. Rights of Action 49

F. Effects of Confirmation 50

1. Discharge 50

2. Injunction 50

3. Exculpation 51

4 Releases 52

5. Binding Effect of Plan 53

6. Indemnification 53

7. Term of Injunctions or Stays 54

8. Preservation of Insurance 54

9. Waiver of Subordination Rights 54

10. No Successor Liability 54

VI. CONFIRMATION AND CONSUMMATION PROCEDURE 55

A. Solicitation of Votes 55

B. The Confirmation Hearing 55

C. Confirmation 56

1. Acceptance 56

2. Unfair Discrimination and Fair and Equitable Tests 56

3. Feasibility 57

4. Best Interests Test 58

D. Consummation 58

VII. MANAGEMENT OF THE REORGANIZED DEBTOR 59

A. Board of Directors and Management 59

1. Composition of the Board of Directors 59

2. Identity of Officers 59

B. Compensation of Management of the Debtor 59

VIII. SECURITIES LAWS MATTERS 61

A. Old UGC Common Stock 61

IX. CERTAIN RISK FACTORS TO BE CONSIDERED 62

A. Certain Bankruptcy Law Considerations 62

B. Risks Related to the Business of the Debtor 63

X. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN 68

A. Certain Tax Consequences to the Debtor 68

B. Information Reporting and Withholding 69

XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF
THE PLAN 70

A. Liquidation Under Chapter 7 70

B. Alternative Plan of Reorganization 70

XII. CONCLUSION AND RECOMMENDATION 71

EXHIBIT A PLAN OF REORGANIZATION 73

EXHIBIT B DISCLOSURE STATEMENT ORDER 74

EXHIBIT C RESTRUCTURING AGREEMENT 75

EXHIBIT D FINANCIAL STATEMENTS FOR THE DEBTOR 76

EXHIBIT E UNAUDITED BALANCE SHEET AS OF AUGUST 31, 2004 77

EXHIBIT F PROJECTED FINANCIAL INFORMATION 78

EXHIBIT G ORGANIZATIONAL STRUCTURE OF THE DEBTOR 79

I. INTRODUCTION

Old UGC, Inc., as debtor and debtor in possession ("Old UGC" or the "Debtor"), together with UnitedGlobalCom, Inc., a Delaware corporation ("UGC"), hereby submit this Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code") to holders of Claims against and Equity Interests in the Debtor in connection with (i) the solicitation of acceptances of the Chapter 11 Plan of Reorganization Jointly Proposed by Old UGC, Inc. and UnitedGlobalCom, Inc., dated September 21, 2004, as the same may be amended (the "Plan"), filed by Debtor with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") scheduled for [__________ __], 2004, commencing at [__:__ _].m. Eastern Time. Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

The Plan was filed pursuant to a Restructuring Agreement, dated November 24, 2003 (the "Restructuring Agreement"), by and among the Debtor, its two largest creditors: UGC and IDT United, Inc. ("IDTU"), and the stockholders of IDTU, Deutsche Bank A6, London Branch ("Deutsche Bank"), and IDT Venture Capital Corporation ("IDT"). The purpose of the Plan is to restructure the Debtor's 10.75% Senior Secured Discount Notes due 2008 (the "Senior Notes") held by UGC and IDTU and certain other obligations of the Debtor. UGC is the Debtor's parent company, owning 100% of the Debtor's outstanding capital stock and $638,008,000 in principal amount at maturity of the Senior Notes. IDTU owns $599,173,000 in principal amount at maturity of the Senior Notes. Approximately 33-1/3% of IDTU's Common stock, as well as all of its straight debt and convertible debt and most of its redeemable Preferred stock is held by UGC. The remaining Senior Notes, representing $24,627,000 in principal amount at maturity, are owned by unrelated third parties (the "Public Noteholders").

Attached as Exhibits to this Disclosure Statement are copies of the following documents:

    The Plan (Exhibit A);
    Order of the Bankruptcy Court dated [__________ __], 2004 (the "Disclosure Statement Order"), among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);
    Restructuring Agreement, dated as of November 24, 2003, by and among the Debtor, UGC, IDTU, Deutsche Bank and IDTU (Exhibit C);
    Restructuring and Settlement Agreement, dated as of December 3, 2003, by and between the Debtor and The Toronto-Dominion Bank, Singapore Branch (Exhibit D);
    Unaudited Balance Sheet for the Debtor as of August 31, 2004 (Exhibit E); and
    The Debtor's Projected Financial Information (Exhibit F).

In addition, a Ballot for the acceptance or rejection of the Plan is enclosed with this Disclosure Statement submitted to holders of Claims that are entitled to vote to accept or reject the Plan.

On [__________ __], 2004, after notice and a hearing, the Bankruptcy Court issued the Disclosure Statement Order, approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtor's creditors to make an informed judgment whether to accept or reject the Plan. Approval of this Disclosure Statement does not, however, constitute a determination by the Bankruptcy Court as to the fairness or merits of the Plan.

The Disclosure Statement Order, a copy of which is attached hereto as Exhibit B, sets forth in detail the deadlines, procedures, and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the Disclosure Statement Order, and the instructions accompanying each Ballot in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

A. Overview of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and its equity interest holders. In addition to permitting the rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor's assets.

The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the commencement date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor in possession."

The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court binds the debtor, any issuer of securities under the plan, any person acquiring property under the plan, and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the order approving confirmation of a plan can discharge a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

Certain holders of claims against and interests in a debtor are permitted to vote to accept or reject the plan. Prior to soliciting acceptances of the proposed plan, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the plan. The Debtor and UGC are submitting this Disclosure Statement to holders of Claims against and Equity Interests in the Debtor to satisfy the requirements of section 1125 of the Bankruptcy Code pursuant to that provision.

B. Holders of Claims Entitled to Vote

Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are not deemed to have rejected a proposed plan of reorganization are entitled to vote to accept or reject a proposed plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan of reorganization are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or equity interests will receive no recovery under a chapter 11 plan of reorganization are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. For a detailed description of the treatment of Claims and Equity Interests under the Plan, see Section V of this Disclosure Statement.

Classes 3, 4 and 8 of the Plan are impaired and, to the extent Claims in such Classes are Allowed Claims, the holders of such Claims will receive distributions under the Plan. As a result, holders of Claims in those Classes are entitled to vote to accept or reject the Plan. Classes 1, 2, 5, 6, 7 and 9 of the Plan are unimpaired. As a result, holders of Claims in those classes are conclusively presumed to have accepted the Plan.

The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. Thus, acceptance of the Plan by Classes 3, 4 and 8 will occur only if at least two-thirds in dollar amount and a majority in number of the holders of such Claims in each Class that cast their Ballots vote in favor of acceptance. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. For a more detailed description of the requirements for confirmation of the Plan, see Section VI of this Disclosure Statement.

If a Class of Claims entitled to vote on the Plan rejects the Plan, the Debtor reserves the right to amend the Plan or request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code or both. Section 1129(b) permits the confirmation of a plan of reorganization notwithstanding the nonacceptance of a plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section VI.C. of this Disclosure Statement.

In the event that a Class of Claims entitled to vote does not vote to accept the Plan, the Debtor's determination whether to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code will be announced prior to or at the Confirmation Hearing.

C. Voting Procedures

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots, which must be used for each separate Class of Claims. Please vote and return your Ballot(s) to the respective location specified in the instructions accompanying each Ballot.

Do not return any notes or securities with your Ballot.

To be counted, your Ballot indicating acceptance or rejection of the Plan must be forwarded in accordance with the accompanying instructions in sufficient time for it to be received by the Debtor's tabulation agent no later than [4:00] p.m., Eastern Time, on [__________ __], 2004. Any executed Ballot received that does not indicate either an acceptance or rejection of the Plan shall not be counted.

Any Claim in an impaired Class as to which an objection or request for estimation is pending or which is scheduled by the Debtor as unliquidated, disputed, or contingent and for which no proof of claim has been filed is not entitled to vote unless the holder of such Claim has obtained an order of the Bankruptcy Court temporarily allowing such Claim for the purpose of voting on the Plan.

Pursuant to the Disclosure Statement Order, the Bankruptcy Court set [__________ __], 2004 as the record date for voting on the Plan. Accordingly, only holders of record as of [__________ __], 2004 that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

If you are a holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning this Disclosure Statement, the Plan, or the procedures for voting on the Plan, please contact Poorman-Douglas Corporation, the Debtor's agent for claims, noticing and balloting, as follows: Beverly Chase, Case Manager, Poorman-Douglas Corporation, telephone (503) 350-4260, facsimile (503) 350-5230, or through the website, www.poorman-douglas.com (click on "contact us" link to submit queries to Ms. Chase).

D. Confirmation Hearing

Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on [__________ __], 2004, commencing at [__:__ _].m. Eastern Time, before the Honorable Burton R. Lifland, United States Bankruptcy Judge, at the United States District Court for the Southern District of New York, Room 623, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before [_________ __], 2004 at __:__ p.m., Eastern Time, in the manner described below in Section VI.B. of this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

For the convenience of holders of Claims and Equity Interests, this Disclosure Statement summarizes the terms of the Plan. If any inconsistency exists between the Plan and this Disclosure Statement, the terms of the Plan are controlling. This Disclosure Statement may not be relied on for any purpose other than to determine whether to vote to accept or reject the Plan, and nothing stated herein shall constitute an admission of any fact or liability by any party, or be admissible in any proceeding involving the Debtor or any other party, or be deemed conclusive evidence of the tax or other legal effects of the Plan on the Debtor or holders of Claims or Equity Interests. Certain of the statements contained in this Disclosure Statement, by nature, are forward-looking and contain estimates and assumptions. There can be no assurance that such statements will be reflective of actual outcomes. All holders of Claims should carefully read and consider fully the risk factors set forth in Section IX of this Disclosure Statement before voting to accept or reject the Plan.

The Debtor believes the Plan will enable it to successfully reorganize and accomplish the objectives of chapter 11 and that acceptance of the Plan is in the best interests of the Debtor, its chapter 11 estates, and its creditors.

The Debtor urges creditors to vote to accept the Plan.

II. OVERVIEW OF THE PLAN

A. General Overview

The Plan provides for the restructuring of the Debtor's capital structure through the following series of events, each of which is an integral part of the restructuring and, as such, are non-severable:

    Treatment of Senior Notes held by the Public Noteholders: Senior Notes held by the Public Noteholders will be unimpaired under the Plan. Any defaults related to the Senior Notes held by the Public Noteholders will be cured (including by paying all accrued interest in cash and reinstating the maturity of the Senior Notes) and the Senior Notes will remain outstanding.
    Treatment of Other Creditors: All other creditors holding Allowed Claims will be unimpaired under the Plan.
    Treatment of Equity Interests: Subject to the issuance of shares of Old UGC Common Stock to IDTU and UGC pursuant to the Plan, all existing equity interests in the Debtor will be unimpaired and remain outstanding under the Plan.
    Treatment of Senior Notes held by IDTU: On the Effective Date, Old UGC will issue to IDTU shares of Class A Common Stock equal in number to its Pro Rata Share of New Common Stock, in exchange for the $599,173,000 in principal amount at maturity of Senior Notes held by IDTU. No portion of the Class A Common Stock issued under the Plan is allocable to accrued but unpaid interest on the Senior Notes and the claim of any right to receive such interest shall become extinguished upon consummation of the Restructuring.
    Treatment of Senior Notes held by UGC: Old UGC holds a promissory note made by UGC dated as of January 30, 2002 in the principal amount of $30,000,000.00 (the "Old UGC Note"). As of August 31, 2004, the total amount of principal and interest outstanding was approximately $15,678,965.00. UGC Properties, Inc., a wholly-owned subsidiary of Old UGC ("UGC Properties"), holds promissory notes made by UGC dated as of January 30, 2002 in aggregate principal amount of $304,598,334.43 (the "Properties Notes"), plus accrued interest as of August 31, 2004 of $63,022,647.20. Pursuant to the Plan, Old UGC will cause UGC Properties to distribute the Properties Notes to it. Thereafter and at least one (1) Business Day before the Effective Date, UGC will set off an amount of the Senior Notes held by it, first, against the entire amount owed by it under the Properties Notes, and second, against the amounts owed by it under the Old UGC Note. On the Effective Date, UGC shall receive shares of Class B Common Stock equal in number to its Pro Rata Share of New Common Stock or such other treatment on such other terms and conditions as may be agreed upon in writing by UGC and the Debtor or Reorganized Debtor, as the case may be. No portion of the Class B Common Stock issued under the Plan is allocable to accrued but unpaid interest on the Senior Notes and the claim of any right to receive such interest shall become extinguished upon consummation of the Restructuring.
    Treatment of Toronto-Dominion Bank: On the Plan's Effective Date, the Debtor will pay Toronto-Dominion $2,181,345.29, plus $2,835.80 for each calendar day that the Effective Date occurs after December 31, 2003, in full satisfaction of the Guaranteed Obligations as that term is defined in the Guaranty Agreement dated as of March 25, 1998.

B. Summary of Classification and Treatment of Claims and
Equity Interests Under the Plan

The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan. The summary also identifies which Classes are entitled to vote on the Plan based on the rules set forth in the Bankruptcy Code and estimates recovery for each Class. The summary set forth herein is qualified in its entirety by reference to the full text of the Plan.

Class	Type of Claim or Equity Interest	Treatment	Estimated Recovery	Status
1	Miscellaneous Secured Claims

To the extent not satisfied by the Debtor in the ordinary course of business prior to the Effective Date, at the sole option of the Debtor (or the Reorganized Debtor after the Effective Date), each Miscellaneous Secured Claim shall be treated as follows: (A) the Allowed Miscellaneous Secured Claim will be paid in full in Cash, together with interest and reasonable fees, costs or charges, if any, payable under section 506(b) of the U.S. Bankruptcy Code, on the later of (i) the Initial Distribution Date, (ii) the date on which such Miscellaneous Secured Claim becomes Allowed and (iii) a date agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Miscellaneous Secured Claim; (B) the Holder of the Allowed Miscellaneous Secured Claim will receive or retain the Collateral securing the Allowed Miscellaneous Secured Claim; or (C) the Allowed Miscellaneous Secured Claim will be Reinstated. UNIMPAIRED; NOT ENTITLED TO VOTE.

			100%	Unimpaired
2	Classified Priority Claims

Each Holder of an Allowed Classified Priority Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Allowed Claim: (A) the amount of such unpaid Allowed Claim in Cash on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date, (ii) the date on which such Claim becomes Allowed and (iii) a date agreed to by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Claim; (B) treatment such that such Claim is Reinstated; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order. UNIMPAIRED; NOT ENTITLED TO VOTE.

			100%	Unimpaired
3	IDTU Claims

On the Effective Date, IDTU shall receive in full satisfaction, settlement, release, extinguishment and discharge of its Allowed IDTU Claim: (A) shares of Class A Common Stock equal in number to its Pro Rata Share of New Common Stock; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be. No portion of the Class A Common Stock issued under the Plan is allocable to accrued but unpaid interest on the Senior Notes and the claim of any right to receive such interest shall become released, extinguished and discharged upon the occurrence of the Effective Date. IMPAIRED; ENTITLED TO VOTE.

			____%	Impaired
4	UGC Claims

UGC shall receive in full satisfaction, settlement, release, extinguishment and discharge of its Allowed UGC Claim: (A) in the following order, (i) setoff of a portion of the UGC Claim in accordance with Section 9.1 of the Plan, and (ii) on the Effective Date, UGC shall receive shares of Class B Common Stock equal in number to its Pro Rata Share of New Common Stock; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be. The UGC Claims, before giving effect to and without limiting the setoff under Section 9.1 of the Plan, are Allowed for all purposes, including, but not limited to, voting and Distributions, in the aggregate amount of $700,115,776.45 (of which $638,005,517.00 constitutes principal) plus accruals through the effective date of the Section 9.1 setoff. Except with respect to the setoff under Section 9.1 of the Plan, the Allowed UGC Claims are not subject to defense, setoff or counterclaim. No portion of the Class B Common Stock issued under the Plan is allocable to accrued but unpaid interest on the Senior Notes and the claim of any right to receive such interest shall become released, extinguished and discharged upon the occurrence of the Effective Date. IMPAIRED; ENTITLED TO VOTE.

			____%	Impaired
5	Public Noteholder Claims	Each Holder of an Allowed Public Noteholder Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Allowed Claim: (A) Reinstatement of the Senior Notes held by such Holder and Reinstatement of the Indenture; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order. UNIMPAIRED; NOT ENTITLED TO VOTE.	100%	Unimpaired
6	General Unsecured Claims

Unless otherwise provided for herein, each Holder of an Allowed General Unsecured Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Allowed Claim: (A) the amount of such unpaid Allowed Claim in Cash on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date, (ii) the date on which such General Unsecured Claim becomes Allowed and (iii) a date agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Allowed General Unsecured Claim; (B) treatment such that such Allowed General Unsecured Claim is Reinstated; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or the Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order. UNIMPAIRED; NOT ENTITLED TO VOTE.

			100%	Unimpaired
7	Litigation Claims

Each Holder of an Allowed Litigation Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of its Allowed Claim: (A) a Litigation Note in the amount of the unpaid Allowed Litigation Claim, to be distributed as soon as reasonably practicable after the later of (i) the Initial Distribution Date, (ii) the date, if any, on which the Claim becomes Allowed and (iii) a date agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of the Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of the Claim and the Debtor or the Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order. UNIMPARIED; NOT ENTITLED VOTE.

			100%	Unimpaired
8	Toronto -- Dominion Claims

On the Effective Date, the Holder of the Toronto-Dominion Claims shall receive in full satisfaction, settlement, release, extinguishment and discharge of its Allowed Claims: (A) $2,181,345.29 in Cash, plus $2,835.80 in Cash for each calendar day that the Effective Date occurs after December 31, 2003; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claims and the Debtor or Reorganized Debtor, as the case may be. IMPAIRED; ENTITLED TO VOTE.

			____%	Impaired
9	Equity Interests	On the Effective Date, the legal, equitable, and contractual rights of the Holder of Existing Old UGC Common Stock shall be Reinstated. Such shares of Existing Old UGC Common Stock shall constitute 1.00% of the outstanding shares of Old UGC Common Stock after giving effect to the issuance of shares to IDTU pursuant to Section 4.4 of the Plan and UGC pursuant to Section 4.5 of the Plan. UNIMPAIRED; NOT ENTITLED TO VOTE.	100%	Unimpaired

III. GENERAL INFORMATION CONCERNING THE DEBTOR

A. Description of the Debtor's Business

1. Overview

The Debtor, a Delaware corporation formed in May 1989, is a wholly-owned subsidiary of UGC. The Debtor's offices are located at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237. The Debtor's telephone number is (303) 770-4001. UGC is a subsidiary of Liberty Media International, Inc. ("LMI"), which holds an approximately 53% economic and 90% voting interest in UGC.

The Debtor is a holding company whose principal assets are its ownership interests in operating businesses principally located in Peru, Brazil, Chile, and Australia (collectively, the "Old UGC Group"). Under the Indenture dated February 5, 1998, by and between the Debtor and U.S. Bank National Association, successor-in-interest to Firstar Bank, N.A., as indenture trustee (the "Indenture Trustee"), pursuant to which the Senior Notes were issued (the "Original Indenture"), the Debtor was required to hold all investments made directly or indirectly by it only through two directly owned subsidiaries, UGC Properties, Inc. (formerly known as United International Properties, Inc.) and UPCH, LLC (formerly known as United UPC Holdings, Inc., United Europe, Inc. and UIH Europe, Inc.). Substantially all of the Debtor's investments continue to be held by those two subsidiaries. As a result, substantially all value associated with the Debtor's assets is represented by common stock and indebtedness of these two subsidiaries that is held by the Debtor.

The Old UGC Group provides video distribution services and telephone and Internet access services to both residential and business customers in Latin America and Australia. The Debtor does not have any business operations of its own. See Section IX of this Disclosure Statement for a discussion of certain risk factors that you should consider in connection with the Debtor's business, operations, financial condition, operating results and/or ability to successfully consummate the Restructuring.

2. Investments

a. VTR GlobalCom

The Debtor's principal asset in Latin America is its 100% indirect ownership interest in VTR GlobalCom S.A., a Chilean company that delivers video, telephone and Internet access services throughout Chile ("VTR").

Video. VTR is the largest provider of video services in Chile, serving Santiago, Chile's largest city, the large regional cities of Iquique, Antofagasta, Concepcion, Viña del Mar, Valparaiso and Rancagua, and smaller cities across Chile. Approximately 98% of VTR's video subscribers are served via wireline cable. VTR's network is approximately 58% upgraded to two-way capability, with 65% of VTR's cable subscribers served by a system with a bandwidth capacity of at least 750 MHz. VTR has an approximate 69% market share of cable television services throughout Chile and an approximate 51% market share within Santiago. VTR's channel lineup consists of 53 to 69 channels segregated into two tiers of service -- a basic service with 53 to 58 channels and a premium service with 11 channels. VTR offers basic tier programming similar to the basic tier program lineup in the United States, plus more premium-like channels such as HBO, Cinemax and Cinecanal on the basic tier. As a result, subscription to VTR's existing premium service package is limited because its basic cable package contains similar channels. In order to better differentiate VTR's premium service, increase the number of subscribers to premium service and increase average monthly revenue per subscriber, VTR anticipates gradually moving some channels out of the basic tier and into premium tiers or pay-per-view events, offering additional movies and additional adult programming on premium tiers in the future. VTR obtains programming from the United States, Europe, Argentina and Mexico. Domestic cable television programming in Chile is only just beginning to develop around local events such as soccer matches. As of June 30, 2004, VTR represented approximately 504,600 total video subscribers.

Internet. In 1999, VTR began offering high-speed Internet access. Currently, with a two-way network passing approximately 58% of homes passed, VTR offers several alternatives of always on, unlimited-use services to residences and small/home offices under the brand name Banda Ancha in 22 communities within Santiago and 12 cities outside Santiago. Subscribers can purchase a light service (64 Kbps), a moderate service (300 Kbps) or high-speed service (600 Kbps). For a moderate to heavy Internet user, VTR's Internet service is generally less expensive than a dial-up service with its metered usage. To provide even more flexibility to the user, VTR also offers Banda Ancha Flex, where a low monthly flat fee includes the first 200 minutes, with metered usage above 200 minutes. As of June 30,2004, VTR represented approximately 151,100 Internet/Data subscribers.

Voice. VTR began marketing cable telephone service to residential customers in several communities within Santiago in 1997, and today continues VTR's wide-scale rollout of residential cable telephone service in 22 communities within Santiago and seven cities outside Santiago. Approximately 58% of the homes passed by VTR's cable television systems are capable of using VTR's telephone services. VTR is technologically capable of providing telephone service to approximately 1.0 million homes. VTR offers basic dial tone service as well as several value-added services, including voice mail, caller ID, speed dial, wake-up service, call waiting, call forwarding, local bill detail, access control service, unlisted number and directory assistance. VTR primarily provides service to residential customers who require one or two telephone lines. VTR also provide service to small businesses and home offices. As of June 30, 2004, VTR represented approximately 289,000 voice subscribers.

For more information concerning VTR, including certain operating data and financial information, please refer to UGC's annual and quarterly reports filed with the Securities and Exchange Commission under the Securities Act of 1934, as amended. Copies of these reports may be obtained from UGC's corporate website at http://www.unitedglobal.com/; or the SEC's website at http://www.sec.gov/edgar/searchedgar/companysearch.html.

b. Other Latin American Interests

The Debtor also has indirect ownership interests in two cable systems in Brazil: (i) a 49.0% indirect ownership interest in TV Bavo e Comunicacoes de Jundiai, S.A., which holds nonexclusive cable television licenses for the city of Jundiai in southern Brazil, and (ii) a 100% indirect ownership interest in TV Show Brasil, an owner and operator of a 31 channel exclusive license MMDS system in Fortaleza, on the Northeast coast of Brazil. The Debtor also has a 100% indirect ownership interest in Star GlobalCom, a cable television system in Peru.

In addition, the Debtor owns a 50% indirect interest in MGM Networks Latin America, LLC, a company that produces and distributes three pan-regional channels including: MGM Gold, a Portuguese language movie and television series channel for Brazil; MGM, a Spanish language movie and television series channel; and Casa Club TV, a Spanish and Portuguese language lifestyle channel dedicated to home, food and lifestyle programming featuring a significant block of original productions. These three channels are currently distributed on most major cable and satellite systems in 17 countries throughout Latin America.

c. Austar United Communications Limited

The Debtor has an approximately 34% indirect ownership interest in Austar United Communications Limited, a New South Wales, Australia corporation ("Austar"). Austar is publicly traded on the Australian Stock Exchange under the symbol "AUN". The following information relating to Austar, its subsidiaries and their respective operations has been taken from publicly available information, and the Debtor has not independently verified the accuracy or completeness of any such information.

Austar is a leading provider of subscription television services in Australia. Austar currently has over 467,000 subscription television subscribers. It is Australia's second largest subscription television provider and was the first broadcaster in the Asia-Pacific to offer digital interactive television services via its direct to home satellite platform. Austar also offers mobile telephony and Internet services.

Austar owns a 50% interest in XYZnetworks, a joint venture with FOXTEL, a partnership between companies controlled by Telstra Corporation Limited, Publishing and Broadcasting Limited, and The News Corporation Limited. XYZnetworks is the largest Australian producer of subscription television channels. It is the owner and/or distributor of 11 key programming channels, with many of those channels reaching up to 1.5 million subscribers in Australia. The channels of XYZnetworks form a core part of the product offerings for three of Australia's subscription television operators (FOXTEL, AUSTAR and Optus).

In addition, Austar has a 17.6% interest in TVSN, an Australian Stock Exchange listed retail shopping business. TVSN's distribution channels include home shopping on subscription television, infomercials on free-to-air and subscription television, wholesaling, retail outlets, internet and catalogues.

For more information concerning Austar, including its history, capital structure, business operations and corporate governance, please visit Austar's website: http://www.austarunited.com.au/investor.asp; or the Australian Stock Exchange's website: http://www.asx.com.au/asx/homepage/index.jsp, ASX code: AUN.

As of August 31, 2004, based on the closing sales price of Austar's ordinary shares on the Australian Stock Exchange of A$ 0.87 per share, the value of the Debtor's indirect interest in Austar was approximately A$ 388,055,112 or approximately US$ 270,000,000.

d. Other Material Assets

Intercompany Notes Receivable. On December 7, 2000, the Debtor entered into a transaction with Liberty Media Corporation ("Liberty") pursuant to which the Debtor agreed to lend Liberty up to $510 million to provide Liberty with funds to satisfy certain obligations of Liberty and certain of its subsidiaries with respect to certain of Liberty's Latin American assets, to retire debt of one of Liberty's subsidiaries that was guaranteed by Liberty, and to make certain other investments. The loans bore interest at the rate of 8.0% per annum. UGC Properties, Inc., a direct wholly-owned subsidiary of the Debtor ("UGCP"), loaned the entire $510 million to Liberty in several transactions. On December 3, 2001, Liberty repaid approximately $241.3 million of principal and accrued interest on these loans. The remaining $287.6 principal amount of the loans plus accrued interest was assumed by UGC in January 2002 in connection with UGC's acquisition from Liberty of $751.2 million aggregate principal amount at maturity of the Debtor's Senior Notes. See Section III.B. of this Disclosure Statement for more information concerning UGC's acquisition of the Senior Notes and assumption of the loans from Liberty. As a result of these transactions, as of August 31, 2004, UGC owed UGCP an aggregate of $367.6 million of principal and accrued interest on these loans.

The Debtor also holds a promissory note made by UGC dated as of January 30, 2002 in the principal amount of $30,000,000.00. As of August 31, 2004, the total amount of principal and interest outstanding was approximately $15,678,965. In addition, the Debtor holds a promissory note made by UGC dated as of December 2, 2001, in the principal amount of $606,518. As of August 31, 2004, the total amount of principal and interest outstanding under this December 2001 note was $739,852.

Cash. As of August 31, 2004, the Old UGC Group had approximately $50 million in cash on hand, of which the Debtor had $12.6 million and UGCP had $34.3 million.

Interest in UGC. The Debtor owns 4,983,029 shares, or an approximately 0.6% interest, in the issued common stock of UGC. As of August 31, 2004, based on the closing sales price of UGC's common stock on the NASDAQ National Market of $6.80 per share, the fair market value of the Debtor's interest in UGC was $33,884,597.20.

Corporate Airplane. The Debtor has a 100% indirect ownership interest in a corporate airplane with an estimated market value of approximately $9 million as of August 31, 2004.

Founder Notes Receivable. In connection with the 2002 Restructuring (as described in detail in Section III.B.) of this Disclosure Statement), certain executive officers and founding stockholders of the Debtor purchased securities of the Debtor in exchange for an aggregate of $3 million principal amount of promissory notes. As of August 31, 2004, these executive officers and founding stockholders owed the Debtor an aggregate of $2,994,000 under these promissory notes.

3. Competition

Analog Video and Digital Cable Services

Old UGC Group's cable systems compete with a number of different sources that provide news, information and entertainment programming to consumers, including:

    DTH satellite service providers (systems that transmit satellite signals containing video programming, data and other information to receiving dishes of varying sizes located on the subscriber's premises);
    Local terrestrial television broadcast stations that provide off-air programming which can be received using an antenna and a television set;
    Satellite master antenna television systems, commonly known as "SMATVs", which generally serve condominiums, apartment and office complexes and residential developments;
    Multi-channel multi-point distribution systems, commonly known as "MMDS";
    Other operators who build and operate wireline communications systems in the same communities that Old UGC Group serves;
    Interactive online computer services, including Internet distribution of movies;
    Newspapers, magazines and book stores;
    Movie theaters;
    Live concerts and sporting events; and
    Video stores and home video products.

In order to compete effectively, Old UGC Group's cable systems strive to provide, at a reasonable price to subscribers, new products and services, superior technical performance, superior customer service and a greater variety of video programming. In certain areas of Chile, Old UGC Group's operating companies face competition from other cable television service providers.

Internet

With respect to Internet access services and online content, Old UGC Group faces competition from incumbent and non-incumbent telecommunications companies, other cable-based Internet service providers, non-cable-based Internet service providers and Internet portals, many of which have substantial resources. The Internet services offered by these competitors include both traditional dial-up Internet services and high-speed Internet access services using digital subscriber line ("DSL") and ADSL technology, in a range of product offerings with varying speeds and pricing, as well as interactive computer-based services, data and other non-video services to homes and businesses.

Telephone

With respect to telephone services, Old UGC Group's operating companies face competition from the incumbent telecommunications operator in each country. These operators have substantially more experience in providing telephone services, greater resources to devote to the provision of telephone services and longstanding customer relationships. In many countries, Old UGC Group's operating companies also face competition from other cable telephone providers, wireless telephone providers and indirect access providers.

4. Regulation

The distribution of video, telephone and content businesses are regulated in each of the countries in which the Old UGC Group operates. The scope of regulation varies from country to country. Adverse regulatory developments could subject the Old UGC Group to a number of risks. These regulations could limit the Old UGC Group's growth plans, limit its revenues, and limit the number and types of services the Old UGC Group offers in different markets. In addition, regulation may impose certain obligations on the Old UGC Group's systems that subject them to competitive pressure, including pricing restrictions, interconnect obligations, open-network provision obligations and restrictions on content the Old UGC Group delivers, including content provided by third parties. Failure to comply with current or future regulation could expose the Old UGC Group to various penalties.

5. Corporate Structure

An abbreviated depiction of the Debtor's organizational structure is attached hereto as Exhibit G. This chart does not identify all legal entities within the corporate structure, and the entities listed may be a holding company of direct and indirect subsidiaries and/or affiliates.

6. General Information Concerning UGC

UGC is the Debtor's parent company. It was formed as part of the 2002 Restructuring and is the successor issuer to the Debtor. UGC's offices are located at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, and its telephone number is (303) 770-4001.

Together with its subsidiaries (including the Debtor, the "UGC Group"), UGC is one of the largest broadband communications providers outside the United States in terms of homes passed and number of subscribers. UGC provides video distribution services in 14 countries worldwide, serving 9.3 million total subscribers. UGC also provides telephone and Internet access services in many of these countries, serving over 1.7 million total subscribers.

UGC's operations are grouped into two major geographic regions -- Latin America and Europe. UGC's Latin American operations are held through the Debtor and are described in detail in Section III of this Disclosure Statement. UGC's European operations are held through UGC Europe, Inc., its 100% owned subsidiary. UGC Europe is one of the largest pan-European broadband communications company in terms of homes passed and number of subscribers.

UGC's Class A common stock is traded on the Nasdaq National Market under the symbol "UCOMA." As of August 31, 2004, UGC had a market capitalization of approximately $5.3 billion.

UGC is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, UGC files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the Securities and Exchange Commission, which contain additional information about UGC and its securities. You may read and copy any materials filed with the Securities and Exchange Commission at their Public Reference Room at 450 Fifth Street, NW, Washington DC 20549. You may call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Public Reference Room. UGC's public filings are maintained on the Securities and Exchange Commission's Internet site. The address of that website is http://www.sec.gov. In addition, certain public reports may be accessed free of charge through UGC's website as soon as reasonably practicable after UGC has electronically filed such material with, or furnished it to, the Securities and Exchange Commission. The address of UGC's website is http://www.unitedglobal.com/. You may inspect reports and other information concerning UGC at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

B. Financial Information and Prepetition Capital Structure

1. Financial Information

As of August 31, 2004, on an unaudited basis, the Debtor's financial records reflected assets with a book value totaling approximately $670 million and liabilities of approximately $1,400 million. Copies of the Debtor's monthly operating reports filed in this case are annexed hereto as Exhibit D.

2. Prepetition Capital Structure and Related Developments

Prior to January 30, 2002, the Debtor served as the parent company of the UGC Group. Its Class A Common Stock was listed on the NASDAQ National Market, and through January 2002, it had raised a substantial amount of public and private equity and debt (including the private sale in February 1998 of the Senior Notes). On January 30, 2002, the Debtor's business was restructured and recapitalized pursuant to a series of transactions with UGC and Liberty, as described in more detail below (the "2002 Restructuring"). As a result of the 2002 Restructuring, UGC became the successor issuer to the Debtor and the parent company of the UGC Group, and the Debtor became a wholly-owned subsidiary of UGC.

The Senior Notes were issued in February 1998 pursuant to the Original Indenture, which contained certain restrictions on the ability of the Debtor and its subsidiaries to incur additional indebtedness or enter into transactions, among other things. In connection therewith, the Debtor also entered into a Pledge Agreement (the "Pledge Agreement") with Morgan Stanley & Co. Incorporated, as collateral agent (the "Collateral Agent"), pursuant to which the Debtor pledged certain collateral to the Collateral Agent to secure payment of the Senior Notes.

The Senior Notes were issued at a discount from their principal amount, resulting in gross proceeds to the Debtor of approximately $812 million. The Senior Notes accreted to an aggregate principal amount of $1,375 million on February 15, 2003, at which time cash interest began to accrue. Commencing August 15, 2003, cash interest on the Senior Notes became payable on February 15 and August 15 of each year until maturity at a rate of 10.75% per annum. The Debtor did not make the August 15, 2003 interest payment, and as a result, the Senior Notes are in default under the terms of the Indenture. The Senior Notes mature on February 15, 2008.

In December 2001, in anticipation of the 2002 Restructuring, IDTU, a corporation formed by IDT Venture Capital Corporation and Liberty Bonds, Inc., a subsidiary of Liberty, to facilitate the 2002 Restructuring, commenced a cash tender offer, and related consent solicitation, for the entire $1,375 million face amount of the Senior Notes. Upon expiration of the tender offer on February 1, 2002, holders of Senior Notes representing approximately $1,350.4 million aggregate principal amount at maturity had properly tendered their notes and approved the consent solicitation. In furtherance of the consent solicitation, the Debtor and the Indenture Trustee entered into a First Supplemental Indenture (the "Supplemental Indenture"), which eliminated substantially all of the restrictive covenants contained in the Original Indenture, and the Debtor and the Collateral Agent entered into an agreement terminating the Pledge Agreement and releasing all collateral pledged thereunder. At the time of the tender offer, Liberty had an equity and debt interest in IDTU.

In January 2002, in advance of the 2002 Restructuring, UGC acquired from Liberty $751.2 million aggregate principal amount at maturity of the Senior Notes (which had previously been distributed to Liberty by IDTU in redemption of a portion of Liberty's equity interest and in prepayment of a portion of IDTU's debt to Liberty), as well as all of Liberty's interest in IDTU. The purchase price for the Senior Notes and Liberty's interest in IDTU was:

    UGC's assumption of approximately $304.6 million of indebtedness owed by Liberty to a subsidiary of the Debtor, which indebtedness UGC continues to owe to a subsidiary of the Debtor. For a description of this indebtedness, see Section III.A.2.d. of this Disclosure Statement entitled "General Information -- Overview -- Other Material Assets"; and
    Cash in the amount of approximately $143.9 million.

Also in January 2002, in advance of the 2002 Restructuring, Liberty loaned UGC approximately $17.3 million, of which approximately $2.3 million was used to purchase shares of redeemable preferred stock and convertible promissory notes issued by IDTU. Following January 2002, Liberty loaned UGC an additional approximately $85.4 million, which UGC used to purchase additional shares of redeemable preferred stock and convertible promissory notes issued by IDTU. As a result of these transactions and subsequent accrued interest on the convertible promissory notes, UGC owns an approximately 33.3% common equity interest in IDTU and a fully diluted interest (assuming conversion of the convertible promissory notes) of 93.6%.

On January 30, 2002, immediately prior to the effective time of the 2002 Restructuring:

    Liberty contributed approximately 9.9 million shares of the Debtor's Class B common stock and approximately 12.0 million shares of the Debtor's Class A common stock to UGC and in exchange for these contributions UGC issued Liberty approximately 21.8 million shares of UGC's Class C common stock;
    Certain executive officers and founding stockholders of the Debtor (collectively, the "Founders") transferred their shares of Class B common stock of the Debtor to limited liability companies, which limited liability companies then merged into UGC. As a result of the 2002 Restructuring, the Founders received approximately 8.9 million shares of UGC's Class B common stock, which number of shares equaled the number of shares of the Debtor's Class B common stock transferred by them to the limited liability companies; and
    Certain of the Founders (the "Principal Founders") contributed $3 million to the Debtor in exchange for securities that, at the effective time of the 2002 Restructuring, converted into securities representing a 0.5% interest in the Debtor and entitled them to elect one-half of the Debtor's directors.

As a result of the 2002 Restructuring:

    The Debtor became a 99.5%-owned subsidiary of UGC and the Principal Founders held the remaining 0.5% interest in the Debtor;
    Each share of the Debtor's Class A and Class B common stock outstanding immediately prior to the 2002 Restructuring was converted into one share of UGC's Class A common stock;
    The shares of the Debtor's Series B, C and D preferred stock outstanding immediately prior to the 2002 Restructuring were converted into an aggregate of approximately 23.3 million shares of UGC Common Stock, which amount equaled the number of shares of the Debtor's Class A common stock the holders of the Debtor's preferred stock would have received had they converted their preferred stock immediately prior to the 2002 Restructuring;
    Liberty obtained the right to elect four of UGC's 12 directors;
    The Founders obtained the effective voting power to elect eight of UGC's 12 directors; and
    UGC obtained the right to elect half of the Debtor's directors and the Principal Founders retained the right to elect the other half of the Debtor's directors (see discussion below regarding a transaction that occurred on May 14, 2002, pursuant to which the Debtor became a wholly-owned subsidiary of UGC and UGC became entitled to elect the entire board of directors of the Debtor).

Immediately following the effective time of the 2002 Restructuring:

    Liberty contributed to UGC approximately $900 million accreted amount of exchangeable notes issued by UPC and one of its Dutch subsidiaries and held by Liberty and, as a result, UPC and its Dutch subsidiary owed the amounts payable under such notes to UGC rather than to Liberty;
    Liberty contributed $200 million in cash to UGC;
    Liberty contributed to UGC approximately $1,500 million accreted amount of UPC senior notes and senior discount notes held by Liberty; and
    In exchange for the contribution of these assets to UGC, an aggregate of approximately 281.3 million shares of UGC's Class C common stock was issued to Liberty.

On May 14, 2002, the Principal Founders transferred all of the shares of the Debtor's common stock held by them to UGC in exchange for an aggregate of 600,000 shares of UGC Common Stock pursuant to an exchange agreement dated May 14, 2002, among such individuals and UGC. This exchange agreement superseded an exchange agreement that had been entered into at the time of the 2002 Restructuring.

On May 14, 2003, the Debtor accepted the release of $113.2 million face amount of the Senior Notes held by UGC, together with accrued but unpaid interest thereon, in full satisfaction of all liability under a certain promissory note dated March 10, 2003, evidencing indebtedness owed by UGC to the Debtor. After giving effect to this release, the amount of Senior Notes outstanding was reduced to $1,261,808,000, which is the amount of Senior Notes outstanding today.

As a result of the transactions described above, the Debtor is now a wholly-owned subsidiary of UGC, and UGC is entitled to elect the entire board of directors of the Debtor. The Debtor's authorized capital stock consists of 10,000 shares of Class A common stock, par value $.01 per share, and 10,000 shares of Class B common stock (with 10-for-1 voting rights), par value of $.01 per share. There are 100 shares of Class B common stock issued and outstanding, all of which are owned by UGC. There are no other shares of stock issued and outstanding.

Further, as a result of the transactions described above, the Senior Notes were held by the following persons as of the Petition Date:

Principal Amount at Maturity (in thousands)
UGC	$ 638,008
IDTU	599,173
Third Parties	24,627
Total:	$ 1,261,808

C. Events Leading to the Commencement of the Chapter 11 Case

1. Background

Following the 2002 Restructuring, the Debtor had expected that its indirectly held operations in Latin America and Australia would generate cash flow sufficient to pay the Debtor's obligations as they came due. However, these operations suffered losses and cash flow from operations was not sufficient to repay either the principal or interest due under the Senior Notes. As a result of these circumstances and the Debtor's corresponding lack of liquidity, the Debtor could not make the first cash interest payment under the Senior Notes due on August 15, 2003. The failure to make (or timely cure) these interest payments constituted an event of default under the Senior Notes.

2. Negotiations with Noteholders

Leading up to and subsequent to August 15, 2003, the Debtor engaged in discussions with UGC and its advisors regarding a range of options to address the Debtor's liquidity concerns, including restructuring and/or refinancing the Senior Notes. After reviewing its various options, management of the Debtor and UGC concluded that the best alternative for restructuring the Senior Notes and maximizing the recovery for creditors was through a pre-negotiated plan of reorganization. Accordingly, in September 2003, the Debtor and UGC commenced negotiations with Deutsche Bank and IDT, the unaffiliated shareholders of IDTU, and certain representatives of the Public Noteholders in an attempt to reach an agreement on the terms of a plan to restructure the Senior Notes.

Throughout September, October and November 2003, the Debtor held further discussions with representatives of UGC, Deutsche Bank, IDT and the Public Noteholders, to discuss the process for, and the terms of, a restructuring of the Senior Notes. These discussions culminated in the execution, on November 24, 2003, of the Restructuring Agreement, a copy of which is attached hereto as Exhibit C.

3. The Restructuring Agreement

In general, the Restructuring Agreement sets forth the proposed treatment of the Senior Notes held by UGC, IDTU and the Public Noteholders, as well as the means by which the Debtor intends to implement the Restructuring under Chapter 11 of the Bankruptcy Code.

The Restructuring Agreement provides for the treatment of Senior Notes under the Plan as follows:

    Treatment of Senior Notes held by the Public: Senior Notes held by the Public Noteholders will be unimpaired. Any defaults related to the Senior Notes held by the Public Noteholders will be cured (including by paying all accrued interest in cash and reinstating the maturity of the Senior Notes) and the Senior Notes will remain outstanding. The Restructuring Agreement also permitted but did not require UGC, at its option, to offer UGC common stock or cash consideration to the Public Noteholders in exchange for their Senior Notes.
    Treatment of Senior Notes held by IDTU: On the Effective Date, Old UGC will issue to IDTU shares of Class A Common Stock equal in number to its Pro Rata Share of New Common Stock, in exchange for the $599,173,000 in principal amount at maturity of Senior Notes held by IDTU. No portion of the Class A Common Stock issued under the Plan is allocable to accrued but unpaid interest on the Senior Notes and the claim of any right to receive such interest shall become extinguished upon consummation of the Restructuring.
    Setoff of Obligations between UGC and Old UGC: Pursuant to the Plan, Old UGC will cause UGC Properties to distribute the Properties Notes to it. Thereafter and at least one (1) Business Day before the Effective Date, UGC will set off an amount of the Senior Notes held by it, first, against the entire amount owed by it under the Properties Notes, and second, against the amounts owed by it under the Old UGC Note.
    Treatment of Senior Notes held by UGC: On the Effective Date, UGC shall receive shares of Class B Common Stock equal in number to its Pro Rata Share of New Common Stock such other treatment on such other terms and conditions as may be agreed upon in writing by UGC and the Debtor or Reorganized Debtor, as the case may be. No portion of the Class B Common Stock issued under the Plan is allocable to accrued but unpaid interest on the Senior Notes and the claim of any right to receive such interest shall become extinguished upon consummation of the Restructuring.

In addition to establishing the treatment of the Senior Notes under the Plan, the Restructuring Agreement also provides, among other things, that:

    so long as the Plan provides the consideration to IDTU as described above, the Debtor is entitled to include other provisions in the Plan and to treat other creditors of the Debtor in whatever manner it deems appropriate, in its discretion, in light of its business judgment and the requirements of applicable law for approval and implementation of the Plan;
    the existing 100 shares of Class B Common Stock held by UGC will remain outstanding and constitute 1.00% of the outstanding shares of Old UGC Common Stock after giving effect to the issuance of shares to IDTU and UGC; and
    each holder of allowed administrative or other priority claims under the Bankruptcy Code will receive cash equal to the full amount of its allowed claim or will otherwise be left unimpaired and reinstated or will be accorded such other treatment as required by the Bankruptcy Code or that the Debtor and such older may agree to in writing.

Finally, under the Restructuring Agreement, each of UGC, Deutsche Bank and IDT agreed to vote, and/or cause IDTU to vote, all of their respective claims in favor of the Plan.

4. Negotiations with The Toronto-Dominion Bank, Singapore Branch

The Debtor is a party to a Guaranty Agreement dated as of March 25, 1998 (the "Guaranty") pursuant to which it agreed to guarantee to The Toronto-Dominion Bank, Singapore Branch ("Toronto-Dominion") the payment and performance of certain obligations of Telemondial Holdings, Inc., a corporation organized under the laws of the Republic of the Philippines (together with Sun Cable Holdings, Inc., a corporation organized under the laws of the Republic of the Philippines, UIH Philippines Holdings, Inc. a Colorado corporation, the "Loan Parties"), under that certain Loan and Chattel Mortgage Agreement dated as of March 25, 1998. Under the Guaranty, as of the filing of the Chapter 11 case, the Debtor owed Toronto-Dominion the sum of $2,227,454.

Prior to filing the Chapter 11 case, the Debtor and Toronto-Dominion entered into negotiations over the treatment of Toronto-Dominion's claim under the Guaranty. These negotiations eventually led to the execution of a Restructuring and Settlement Agreement dated as of December 3, 2003, pursuant to which the Debtor agreed to pay Toronto-Dominion on the Plan's Effective Date $2,181,345.29, plus $2,835.80 for each calendar day that the Effective Date occurs after December 31, 2003 (the "Guaranty Payment"), in full satisfaction of the Guaranteed Obligations as that term is defined in the Guaranty. The Restructuring and Settlement Agreement, to be implemented through the Plan, provides that the receipt of the Guaranty Payment shall constitute a full satisfaction, settlement, release and discharge of the Guaranty and all claims of Toronto-Dominion under the Guaranty. The Restructuring and Settlement Agreement further provides that Toronto-Dominion agrees to vote its claim to accept the Plan so long as the Plan provides for the treatment of Toronto-Dominion's claim as contemplated by the Restructuring and Settlement Agreement without material adverse change.

5. Litigation Filed By Trustee of the Liquidating Trust of At Home Corporation And Other Parties

On or about September 26, 2003, Frank Morrow, as trustee (the "At Home Trustee") of the At Home General Unsecured Creditors Liquidating Trust, initiated an adversary proceeding against UGC and the Debtor in the U.S. Bankruptcy Court for the Northern District of California, Adv. Proc. No. 03-3662 (TC), asserting claims of breach of contract and breach of fiduciary duty (the "At Home Adversary Proceeding"). Upon the Petition Date, the At Home Adversary Proceeding was automatically stayed as against the Debtor and UGC pursuant to section 362 of the Bankruptcy Code. The At Home Trustee subsequently filed a Claim in the Chapter 11 Case based on the claims asserted in the At Home Adversary Proceeding. On September 16, 2004, following an evidentiary hearing before the Bankruptcy Court, the Bankruptcy Court entered an order estimating the claim filed by the AtHome Trustee at zero pursuant to section 502(c) of the Bankruptcy Code. This matter is discussed in more detail below. See Section IV.G. of this Disclosure Statement.

Other proceedings involving the Debtor are pending as of the date of this Disclosure Statement. Among them is a proceeding brought by Robert McRann ("McRann") presently pending before the Industrial Relations Commission (the "Commission") of New South Wales, Australia concerning certain alleged employment-related claims (the "McRann Proceeding") and certain related proceedings pending before the High Court of Australia in which a determination is sought that, among other things, the Commission lacks jurisdiction to hear or determine the McRann Proceeding. McRann filed a proof of claim asserting an unsecured Claim of approximately $6.8 million based on claims asserted in the McRann Proceeding. The Debtor reserves all of its rights with regard to the McRann Proceeding, including without limitation, the right to object to McRann's proof of claim, and its right to seek any and all remedies against McRann, including an order of the U.S. Bankruptcy Court enjoining McRann from taking further action in Australia in violation of the automatic stay of section 362 of the U.S. Bankruptcy Code, and/or finding McRann in contempt. In addition, Donald F. Hagans ("Hagans") also has a pending proceeding before the Commission concerning certain alleged employment-related claims asserted against entities allegedly related to the Debtor, but apparently not naming the Debtor (the "Hagans Proceeding"). Hagans filed a proof of claim against the Debtor asserting an unsecured, unliquidated Claim based on the claims asserted in the Hagans Proceeding. The Debtor similarly reserves all of its rights with regard to the Hagans Proceeding, including without limitation, the right to object to Hagans' proof of claim and to take action for any violations of the automatic stay that have occurred or may occur.

IV. EVENTS DURING THE CHAPTER 11 CASE

A. Filing of Bankruptcy Petition, Schedules and Statement of Financial Affairs

In order to implement the terms of the Restructuring Agreement (discussed in Section III.C. above, the Debtor commenced this Chapter 11 case by filing a voluntary petition under Chapter 11 of the Bankruptcy Code on January 12, 2004 (the "Petition Date"). Also on the Petition Date, the Debtor filed schedules listing liabilities as of the Petition Date of (a) $1,371,351,425.00 in general unsecured claims, (b) no secured claims and (c) $187.41 in de minimis priority unsecured claims. Scheduled assets (cash balances and book values as of November 30, 2003) were estimated at $846,050,021.67.

B. First Day Motions

On the Petition Date, the Debtor filed several motions with the Bankruptcy Court (collectively, the "First Day Motions"), including motions to (a) approve use of bank accounts, checks and business forms, (b) continue current investment policies, (c) employ Poorman-Douglas Corporation as official claims, noticing and voting agent, (d) establish deadlines for filing of proofs of claim and (e) establish notice procedures. The Bankruptcy Court approved each of the First Day Motions.

C. Retention of Professionals

The Debtor has retained attorneys and accountants to represent it during its Chapter 11 case. On February 19, 2004, the Bankruptcy Court entered an order authorizing the Debtor to retain Cooley Godward LLP as its counsel, and entered an order on February 18, 2004, authorizing the Debtor to retain Kronish Lieb Weiner & Hellman LLP as the Debtor's co-counsel. In addition, on April 27, 2004, the Bankruptcy Court entered an order approving the Debtor's application to employ KPMG LLP as tax accountants and consultants to prepare and file federal tax returns and advise the Debtor regarding various tax planning and other tax-related issues.

D. Appointment of Official Committee of Unsecured Creditors

On January 21, 2004, the Office of the United States Trustee appointed the following entities to be members of the Official Committee of Unsecured Creditors (the "Committee"): The Toronto-Dominion Bank, Singapore Branch, JGD Management (York Capital), Kinetics Asset Management, Larry J. Hudack, and U.S. Bank National Association. The Committee is represented in the Debtor's bankruptcy proceeding by Mayer, Brown, Rowe & Maw LLP, whose employment was approved by an order of the Bankruptcy Court entered on March 24, 2004.

E. Establishment of Bar Dates For Filing of Claims

As one of its First Day Motions, the Debtor obtained an order of the Bankruptcy Court establishing February 26, 2004, as the general deadline to file proofs of claim (for all entities except governmental units) (the "Original General Bar Date") and July 12, 2004 as the deadline for governmental units to file proofs of claim (the "Government Bar Date"). Subsequently, at the request of the Committee, the Debtor sought to extend the Original General Bar Date and provide additional notice to creditors of the Debtor's former names. Pursuant to a further order of the Bankruptcy Court entered on April 21, 2004, the Bankruptcy Court established June 1, 2004 at 5:00 p.m. (Eastern Daylight Time) as the deadline for all persons and entities (other than governmental units) to file proofs of claim based on prepetition debts or liabilities of the Debtor (the "Supplemental General Bar Date") and reaffirmed July 12, 2004 at 5:00 p.m. (Eastern Daylight Time) as the Government Bar Date.

F. Nonresidential Real Property Lease

The Debtor as tenant is party to a nonresidential real property lease with Crescent Real Estate Funding I, L.P. as lessor ("Crescent"), for certain office space located in Denver, Colorado, which the Debtor shares with UGC. Pursuant to a February 27, 2004 stipulation between the Debtor and Crescent approved by the Bankruptcy Court on March 9, 2004, the Debtor's time to assume or reject its lease with Crescent was extended through and including June 10, 2004. Subsequently, the Debtor filed a motion seeking authority to assume and assign the lease to UGC. On May 20, 2004, an objection was filed to the motion to assume and assign. The Debtor thereafter withdrew its motion without prejudice and on May 26, 2004, the Bankruptcy Court entered an order approving a stipulation between the Debtor and Crescent which extended the deadline for the Debtor to assume or reject the lease through the date of entry of an order confirming the Debtor's plan of reorganization. The Debtor proposes to assume and assign the lease to UGC pursuant to the Plan.

G. Alleged Claim of Trustee of the Liquidating Trust of At Home Corporation

On or about September 26, 2003, Frank Morrow, as trustee (the "At Home Trustee") of the At Home General Unsecured Creditors Liquidating Trust, initiated the At Home Adversary Proceeding described in Section III.C.5 of the Disclosure Statement. Upon the Petition Date, the At Home Adversary Proceeding was automatically stayed as against the Debtor and UGC pursuant to section 362 of the Bankruptcy Code.

On February 27, 2004, the Debtor initiated its own adversary proceeding against the At Home Trustee in the Bankruptcy Court, Adv. Proc. No. 04-02390 (BRL) seeking (a) a declaration that the automatic stay of section 362(a) of the Bankruptcy Code applied to the At Home Trustee's claims asserted against UGC in the At Home Adversary Proceeding, and (b) an injunction in favor of UGC pursuant to section 105(a) of the Bankruptcy Code to stay the At Home Adversary Proceeding pending confirmation of a plan of reorganization in the Debtor's bankruptcy case. Also on February 27, 2004, the Debtor filed a motion seeking a preliminary injunction to stay the At Home Adversary Proceeding. Pursuant to two consent orders entered by the Bankruptcy Court on March 22, 2004 and March 29, 2004, the Bankruptcy Court granted the Debtor's motion for preliminary injunction and stayed the At Home Adversary Proceeding pending the effective date of a confirmed plan of reorganization in the Debtor's Chapter 11 case.

On or about February 20, 2004, the At Home Trustee filed an unliquidated proof of claim (Claim No. 4) in the approximate amount of $2.2 billion, based on the allegations in the Trustee's complaint in the At Home Adversary Proceeding (the "At Home Claim"). The underlying facts forming the basis of the At Home Claim are these: During the summer of 2000, At Home Corporation ("At Home"), the Debtor and UPC entered into negotiations to establish a new enterprise to provide internet access in Europe. Those negotiations led to the drafting of a Master Transaction Agreement ("MTA") and iterations thereof, under which it had been anticipated that the parties would form a Netherlands-based company called Excite chello N.V. The Debtor disputed the existence of a final, fully executed version of the MTA. There was never a closing of the transaction, and the proposed transaction was terminated before the end of 2000. The At Home Trustee has nonetheless alleged that the Debtor breached the MTA as well as its purported fiduciary duty to At Home, and that UGC is liable for the conduct, actions and obligations of the Debtor.

The Debtor vigorously disputed such allegations, asserting that (a) UPC's own plan of reorganization in its bankruptcy proceeding, confirmed by the Bankruptcy Court, released the At Home Claim in full as a matter of law, (b) because the At Home Claim is a claim for damages arising from the purchase of securities of an affiliate of the Debtor, it must be subordinated pursuant to section 510(b) of the Bankruptcy Code, (c) the At Home Claim is barred as a matter of law because the At Home Claim was not scheduled or disclosed in the At Home bankruptcy proceeding, (d) the At Home Trustee cannot enforce its version of the MTA with the Debtor because the Debtor never signed it, or alternatively, properly terminated or repudiated the MTA, (e) the Debtor neither owed nor breached any fiduciary duties to At Home, the At Home Trustee's predecessor and (f) At Home suffered no recoverable damages.

Because the At Home Claim has been the foremost impediment to a consensual plan of reorganization in the Debtor's bankruptcy case, the Debtor moved aggressively to address the At Home Claim. In accordance with a May 27, 2004 Consent Order Scheduling Estimation Hearing, on July 19, 2004, following the filing of extensive legal memoranda by both the Debtor and the At Home Trustee, the Bankruptcy Court conducted an evidentiary hearing for the purpose of estimating the At Home Claim. The Debtor requested that the Bankruptcy Court estimate the At Home Claim at zero so that the Debtor could proceed to implement its plan of reorganization.

On September 16, 2004, the Bankruptcy Court entered its Order Pursuant to Section 502(c) of the Bankruptcy Code Estimating Claim Filed by Frank Morrow, as Trustee of the At Home General Unsecured Creditors Liquidating Trust and Findings of Fact and Conclusions of Law With Regard to Estimation of Claim of the At Home General Unsecured Creditors Liquidating Trust (collectively, the "Estimation Order"). Pursuant to the Estimation Order, the Bankruptcy Court estimated the At Home Claim at zero pursuant to section 502(c) of the Bankruptcy Code for purposes of allowance. As of the date of this Disclosure Statement, there has been no appeal or stay of the Estimation Order.

H. Extensions of the Debtor's Exclusive Periods To File Plan and Solicit Acceptances Thereof

Section 1121(b) of the Bankruptcy Code provides an initial period of 120 days after the commencement of a Chapter 11 case during which a debtor has the exclusive right to file a plan of reorganization. Section 1121(c)(3) of the Bankruptcy Code provides that if a debtor files a plan of reorganization with the 120-day exclusive period, it has 180 days after the commencement of the case to obtain acceptance of such plan. Where the initial 120-day and 180-day exclusive periods provided for in the Bankruptcy Code turn out to be inadequate for a debtor to file a plan of reorganization and to solicit acceptances thereof, section 1121(d) of the Bankruptcy Code allows the court to extend the debtor's exclusive periods, if sufficient cause is demonstrated.

The Debtor's initial exclusive periods to file a plan and solicit acceptances were May 11, 2004 and July 12, 2004, respectively. Pursuant to the Debtor's first motion to extend such periods, the Bankruptcy Court entered an order on May 26, 2004, extending the exclusive periods through August 9, 2004 and October 11, 2004, respectively.

Because the Debtor determined that it was appropriate to await a ruling by the Bankruptcy Court on the estimation of the At Home Claim before filing its plan of reorganization, on July 30, 2004, the Debtor filed a second motion to extend its exclusive periods through October 8, 2004 and December 10, 2004, respectively ("Second Exclusivity Motion"). Because the Second Exclusivity Motion could not be scheduled for hearing until September 21, 2004 (after the expiration of the August 9, 2004 exclusive period to file a plan), the Bankruptcy Court entered a bridge order on August 2, 2004 extending the Debtor's exclusive periods to file a plan and solicit acceptances thereof pending entry of an order of the Bankruptcy Court determining the Debtor's Second Exclusivity Motion.

I. Claim Objections

On September 20, 2004, the Debtor filed two objections to claims filed in its bankruptcy case and motions seeking orders of the Bankruptcy Court disallowing and expunging such claims (the "Claim Objections"). The Claim Objections are scheduled for a hearing before the Bankruptcy Court on October 28, 2004. One is an objection to the claim filed by Larry J. Hudack (Claim No. 11), on the grounds that such claim is encompassed by, and therefore duplicative of, the claim filed by U.S. Bank National Association, as successor to the Indenture Trustee with respect to the Senior Notes. The other is an objection to the claim filed by Joseph C. Owens (Claim No. 1), on the grounds that his claim appears to be one that is encompassed by, and therefore duplicative of, the claim filed by U.S. Bank National Association and because his claim lacks sufficient detail to constitute a valid prima facie claim and the Debtor's books and records reflect no valid, enforceable obligation to the claimant except as a possible holder of certain Senior Notes duplicative of U.S. Bank National Association's claim.

J. Interim Professional Fees

Pursuant to an order of the Bankruptcy Court entered on July 28, 2004, the following professionals' first interim fee applications (for the period January 12, 2004 through May 31, 2004) were approved by the Bankruptcy Court on an interim basis in the amounts indicated:

Professional	Interim Fees	Interim Expenses	Total Interim Fees and Expenses
Cooley Godward LLP	$159,486.25	$12,148.17	$171,634.42
Kronish Lieb Weiner & Hellman LLP	$165,169.50	$ 5,420.50	$170,590.06
Mayer Brown Row & Mawe LLP	$340,505.00	$16,320.30	$356,825.30
KPMG LLP	$ 48,235.50	$0	$ 48,235.50

V. THE PLAN OF REORGANIZATION

A. Claims and Equity Interests and Treatment Under the Plan

1. Summary of Claims and Equity Interests and Treatment

The Claims against and Equity Interests in the Debtor and their treatment under the Plan are summarized below. The treatment of and consideration to be received by Holders of Allowed Claims and Allowed Equity Interests pursuant to the Plan shall be in full satisfaction, settlement, release, extinguishment and discharge of their respective Claims or Equity Interests, except as otherwise provided in the Plan or the Confirmation Order.

2. Unclassified Claims--Administrative Claims and Priority Tax Claims

a. Administrative Claims - Description

Administrative Claims, generally, are claims that arise during the pendency of the Chapter 11 case and are entitled to first priority in payment, pursuant to Section 507(a)(1) of the Bankruptcy Code. These include claims for (a) costs or expenses of administration of a kind specified in Section 503(b) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Estate incurred on or after the Petition Date and through and including Confirmation, (b) any cure amounts that must be paid in connection with the assumption of executory contracts or unexpired leases of the Debtor under Section 365 of the Bankruptcy Code, (c) fees due to the United States Trustee pursuant to 28 U.S.C. Sec. 1930(a)(6), and (d) allowed compensation and costs for professional services under Sections 330 and 331 of the Bankruptcy Code or otherwise.

b. Administrative Claims -- Estimate

Except for a small amount of current expenses incurred in the ordinary course of the Debtor's operations and unpaid on the Effective Date, the Debtor anticipates that the only Administrative Claims that will remain unpaid will be the fees of the Debtor's Professionals, the professionals employed by the Committee and Indenture Trustee Claims. The Plan provides for the payment of Professionals' fees and expenses and Indenture Trustee Claims. Payment of Professionals' fees and expenses is subject to Bankruptcy Court allowance after notice and a hearing. Details with regard to Professional fees are set forth above in Section IV.J. and summarized as follows:

NAME	ROLE	AMOUNT ESTIMATED	RETAINER CREDIT	TREATMENT UNDER PLAN
Cooley Godward LLP	Bankruptcy Counsel		$$127,130.37	To be paid after court approval of Final Fee Application
Kronish Lieb Weiner & Hellman LLP	Co-Bankruptcy Counsel	$	$ 37,684.30	To be paid after court approval of Final Fee Application
KPMG LLP	Tax Accountants and Consultants	$	$	To be paid after court approval of Final Fee Application
Mayer, Brown, Row & Mawe LLP	Committee Counsel	$	$	To be paid after court approval of Final Fee Application

c. Administrative Claims -- Treatment

Each Holder of an Allowed Administrative Claim shall be paid (A) the amount of such unpaid Allowed Administrative Claim in Cash, pursuant to Article II Section 2.2 of the Plan on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date, (ii) the date on which such Administrative Claim becomes Allowed and (iii) a date agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Administrative Claim; (B) treatment such that such Administrative Claim is Reinstated; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or the Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order; provided, however, that Allowed Administrative Claims representing (y) liabilities, accounts payable or other Claims, liabilities or obligations incurred subsequent to the Petition Date in the ordinary course of business of the Debtor consistent with past practices and (z) contractual liabilities arising under loans or advances to the Debtor incurred subsequent to the Petition Date, whether or not incurred in the ordinary course of business of the Debtor, shall be paid or performed by the Debtor or the Reorganized Debtor in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.

d. Administrative Claims -- Deadline for Requests for Payment

Any request for allowance of an Administrative Claim pursuant to Section 503(a) of the Bankruptcy Code, other than by the Debtor's Professionals and the Indenture Trustee, must be filed and served on counsel to the Debtor no later than forty-five (45) days after the Effective Date (the "Administrative Claims Bar Date"). If the holder of such an asserted Administrative Claim does not file and serve a request for payment of such Claim (according to the procedures set forth in Section 14.18 of the Plan) on or before the Administrative Claims Bar Date, the holder will be forever barred from asserting such Claim or receiving any payment on account of such Claim.

Professionals and other persons asserting Administrative Claims pursuant to sections 503(b)(2) through (6) for services rendered and/or expenses incurred prior to the Effective Date (other than the Indenture Trustee) must File a final application seeking allowance thereof with the U.S. Bankruptcy Court no later than sixty (60) days after the Effective Date or such later date as the U.S. Bankruptcy Court approves, and such application shall include any amounts previously allowed on an interim basis and be made in accordance with the procedures set forth in Section 14.17 of the Plan. Applications that are not timely Filed will not be considered by the U.S. Bankruptcy Court. The Reorganized Debtor may pay any Professional fees and expenses incurred after the Effective Date without any application to the Bankruptcy Court.

As provided in Section 2.2(b) of the Plan, the Indenture Trustee shall not be required to File an application for payment of the Indenture Trustee Claims. The Indenture Trustee shall instead present customary invoices to the Debtor. If the Debtor disputes any Indenture Trustee Claim and such dispute is not resolved, then such disputed Indenture Trustee Claim may, solely at the option of the Indenture Trustee, be submitted to the U.S. Bankruptcy Court for final resolution, provided, however, that if the Indenture Trustee does not submit any such unresolved dispute to the U.S. Bankruptcy Court within five (5) Business Days of receiving notification from the Debtor of such dispute, then the Indenture Trustee shall not have any further right to seek payment of such disputed amount from the Debtor, but shall only have recourse to its charging liens under the Indenture with respect to such disputed amount.

e. Tax Claims - Description

Certain Claims by governmental units, primarily tax claims, are entitled to priority over prepetition claims of general unsecured creditors pursuant to Section 507(a)(8) of the Bankruptcy Code. Schedule E filed by the Debtor reported Priority Tax Claims totaling $187.41. One taxing authority, the City and County of Denver/Treasury ("Denver") has filed a Claim totaling $22,679.23, representing asserted personal property taxes and use taxes. Of these Claims, solely for purposes of estimating Distributions in this Disclosure Statement, but subject to possible Objection, the Debtor estimates that the Allowed Priority Tax Claims will total approximately $23,000.00.

f. Tax Claims -- Treatment

Each Allowed Priority Tax Claim shall be paid in full, in Cash, at the sole option of the Debtor (or the Reorganized Debtor after the Effective Date): (A) on the later of (i) the Initial Distribution Date or (ii) the date on which such Priority Tax Claim becomes Allowed; or (B) upon such terms agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Priority Tax Claim, or (C) to the extent permitted by Section 1129(a)(9)(C) of the Bankruptcy Code, over six years from the assessment date of the tax on which such Claim is based in equal annual installments, including interest on the unpaid portion of such Allowed Priority Tax Claim accruing from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date.

3. Classified Claims and Equity Interests

a. Miscellaneous Secured Claims -- Class 1

(i) Description. The Debtor does not believe that there are or will be any Holders of Allowed Miscellaneous Secured Claims as of Confirmation. No creditors were listed on the Debtor's Filed Schedule D. The only secured claim asserted that is not separately classified elsewhere is the secured claim asserted by the City and County of Denver/Treasury. The Debtor reserves its right to object to this and any other Filed Claims on any basis that it deems appropriate.

(ii) Treatment. To the extent not satisfied by the Debtor in the ordinary course of business prior to the Effective Date, at the sole option of the Debtor (or the Reorganized Debtor after the Effective Date), each Miscellaneous Secured Claim shall be treated as follows: (A) the Allowed Miscellaneous Secured Claim will be paid in full in Cash, together with interest and reasonable fees, costs or charges, if any, payable under section 506(b) of the U.S. Bankruptcy Code, on the later of (i) the Initial Distribution Date, (ii) the date on which such Miscellaneous Secured Claim becomes Allowed and (iii) a date agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Miscellaneous Secured Claim; (B) the Holder of the Allowed Miscellaneous Secured Claim will receive or retain the Collateral securing the Allowed Miscellaneous Secured Claim; or (C) the Allowed Miscellaneous Secured Claim will be Reinstated.

(iii) Voting. Class 1 is Unimpaired and the Holders of Miscellaneous Secured Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

b. Classified Priority Claims -- Class 2

(i) Description. Claims by employees and providers of employee benefits incurred in the few months prior to commencement of the Chapter 11 Case are entitled to priority under Sections 507(a)(3) and (4) of the U.S. Bankruptcy Code. The Debtor does not believe that there are or will be any Holders of Allowed Classified Priority Claims as of Confirmation. The Debtor did not include any such Claims in its Schedules. The Hudack Claim has been asserted as a priority Claim in the amount of $96,000.00, but the Debtor believes that such Claim will be disallowed and expunged as duplicative of the Claim of the Indenture Trustee pursuant to the Objection Filed by the Debtor, as discussed in Section IV. I. above.

(ii) Treatment. Each Holder of an Allowed Classified Priority Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Allowed Claim: (A) the amount of such unpaid Allowed Claim in Cash on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date, (ii) the date on which such Claim becomes Allowed and (iii) a date agreed to by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Claim; (B) treatment such that such Claim is Reinstated; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order.

(iii) Voting. Class 2 is Unimpaired and the Holders of Classified Priority Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

c. IDTU Claims -- Class 3

(i) Description. The IDTU Claims are all Claims of IDTU arising under the Indenture, the Senior Notes or the related transaction documents pursuant to which the Senior Notes were issued.

(ii) Treatment. On the Effective Date, IDTU shall receive in full satisfaction, settlement, release, extinguishment and discharge of its Allowed IDTU Claim: (A) shares of Class A Common Stock equal in number to its Pro Rata Share of New Common Stock; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be. No portion of the Class A Common Stock issued under the Plan is allocable to accrued but unpaid interest on the Senior Notes and the claim of any right to receive such interest shall become released, extinguished and discharged upon the occurrence of the Effective Date.

(iii) Voting. Class 3 is Impaired and the Holders of the IDTU Claims are entitled to vote to accept or reject the Plan.

d. UGC Claims -- Class 4

(i) Description. The UGC Claims are all Claims of UGC arising under the Indenture, the Senior Notes or the related transaction documents pursuant to which the Senior Notes were issued.

(ii) Treatment. UGC shall receive in full satisfaction, settlement, release, extinguishment and discharge of its Allowed UGC Claim: (A) in the following order, (i) setoff of a portion of the UGC Claim in accordance with Section 9.1 of the Plan, and (ii) on the Effective Date, UGC shall receive shares of Class B Common Stock, equal in number to its Pro Rata Share of New Common Stock; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be. The UGC Claims, before giving effect to and without limiting the setoff under Section 9.1 of the Plan, are Allowed for all purposes, including, but not limited to, voting and distributions, in the aggregate amount of $700,115,776.45 (of which $638,005,517.00 constitutes principal) plus accruals through the effective date of the Section 9.1 setoff. Except with respect to the setoff under Section 9.1 of the Plan, the Allowed UGC Claims are not subject to defense, setoff or counterclaim. No portion of the Class B Common Stock issued under the Plan is allocable to accrued but unpaid interest on the Senior Notes and the claim of any right to receive such interest shall become released, extinguished and discharged upon the occurrence of the Effective Date.

(iii) Voting. Class 4 is Impaired and the Holder of the UGC Claims is entitled to vote to accept or reject the Plan.

e. Public Noteholder Claims -- Class 5

(i) Description. The Public Noteholder Claims are all Claims of the Holders of any of the Senior Notes, other than the Claims of UGC and IDTU, arising under the Indenture, the Senior Notes or the related transaction documents pursuant to which the Senior Notes were issued

(ii) Treatment. Each Holder of an Allowed Public Noteholder Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Allowed Claim: (A) Reinstatement of the Senior Notes held by such Holder and Reinstatement of the Indenture; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order.

(iii) Voting. Class 5 is Unimpaired and the Holders of Public Noteholder Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

f. General Unsecured Claims -- Class 6

(i) Description. The General Unsecured Claims are all prepetition Claims against the Debtor other than Administrative Claims, Priority Tax Claims, Miscellaneous Secured Claims, Classified Priority Claims, IDTU Claims, UGC Claims and Public Noteholder Claims.

(ii) Treatment. Unless otherwise provided for herein, each Holder of an Allowed General Unsecured Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Allowed Claim: (A) the amount of such unpaid Allowed Claim in Cash on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date, (ii) the date on which such General Unsecured Claim becomes Allowed and (iii) a date agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Allowed General Unsecured Claim; (B) treatment such that such Allowed General Unsecured Claim is Reinstated; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or the Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order.

(iii) Voting. Class 6 is Unimpaired and the Holders of General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

g. Litigation Claims -- Class 7

(i) Description. Litigation Claims means all Claims against the Debtor that are the subject of litigation pending in a court of competent jurisdiction, including without limitation the At Home Claims and the Claims of Robert McRann and Donald F. Hagans.

(ii) Treatment. Each Holder of an Allowed Litigation Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of its Allowed Claim: (A) a Litigation Note in the amount of the unpaid Allowed Litigation Claim, to be distributed as soon as reasonably practicable after the later of (i) the Initial Distribution Date, (ii) the date, if any, on which the Claim becomes Allowed and (iii) a date agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of the Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of the Claim and the Debtor or the Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order.

(iii) Voting. Class 7 is Unimpaired and the Holders of Litigation Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

h. Toronto-Dominion Claims -- Class 8

(i) Description. The Toronto-Dominion Claims are all Claims of Toronto-Dominion under the Guaranty Agreement dated as of March 25, 1998 with respect to certain obligations of Telemondial Holdings, Inc. under that certain Loan and Chattel Mortgage Agreement dated as of March 25, 1998, including, without limitation, all Claims with respect to the "Guaranteed Obligations," as defined in the Guaranty Agreement.

(ii) Treatment. On the Effective Date, the Holder of the Toronto-Dominion Claims shall receive in full satisfaction, settlement, release, extinguishment and discharge of its Allowed Claims: (A) $2,181,345.29 in Cash, plus $2,835.80 in Cash for each calendar day that the Effective Date occurs after December 31, 2003; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claims and the Debtor or Reorganized Debtor, as the case may be.

(iii) Voting. Class 8 is Impaired and the Holder of the Toronto-Dominion Claims is entitled to vote to accept or reject the Plan.

i. Equity Interests -- Class 9

(i) Description. The Equity Interests are any and all equity interests, ownership interests or shares in the Debtor and issued by the Debtor prior to the Petition Date or any certificate or receipt evidencing or representing an interest in any such equity interest whether or not certificated, transferable, voting or denominated "stock" or a similar security.

(ii) Treatment. On the Effective Date, the legal, equitable, and contractual rights of the Holder of Existing Old UGC Common Stock shall be Reinstated. Such shares of Existing Old UGC Common Stock shall constitute 1.00% of the outstanding shares of Old UGC Common Stock after giving effect to the issuance of shares to IDTU pursuant to Section 4.4 of the Plan and UGC pursuant to Section 4.5 of the Plan.

(iii) Voting. Class 9 is Unimpaired and the Holders of Equity Interests are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

B. Distributions Under the Plan

Article VI of the Plan governs Distributions to be made in accordance with the Plan.

1. General. Section 6.1 of the Plan provides that the Debtor, through the Disbursing Agent, shall make all Distributions required by the Plan. Furthermore, the Debtor and the Disbursing Agent are authorized to make Distributions required in connection with the consummation of the Restructuring. In particular, on the Initial Distribution Date, the Disbursing Agent shall make a Distribution of Cash, Old UGC Common Stock, or the Litigation Notes, as applicable, to the Holders of Allowed Claims in accordance with Article IV of the Plan. Thereafter, Distributions may be made from time to time in the reasonable discretion of the Disbursing Agent. Notwithstanding any other provision in the Plan, no Distributions shall be made to a Holder of a Claim unless and until such Claim is an Allowed Claim.

2. Cancellation of Claims. Section 6.2 of the Plan provides that except as expressly provided for in the Plan (including, without limitation, the Public Senior Notes and the Indenture that are Reinstated under Section 4.6 of the Plan), on the Effective Date, all UGC/IDTU Senior Notes, instruments, certificates and other documents evidencing Claims shall be cancelled and deemed terminated.

3. Disbursing Agent. Section 6.3 of the Plan provides that the Disbursing Agent shall fulfill the obligations under the Plan with respect to the Distributions of Property to the Holders of Allowed Claims and Allowed Equity Interests, including, without limitation, holding all reserves and accounts pursuant to the Plan. The identity of the initial Disbursing Agent shall be disclosed by the Debtor prior to the Confirmation Hearing and shall be approved by the U.S. Bankruptcy Court pursuant to the Confirmation Order. The Reorganized Debtor can act as the Disbursing Agent. The terms of employment of the Disbursing Agent shall be submitted to the U.S. Bankruptcy Court for approval at the Confirmation Hearing. In the event of the resignation of the Disbursing Agent, a replacement shall be appointed by the Reorganized Debtor and UGC, without the need for further U.S. Bankruptcy Court approval.

4. Distribution Notification Date. Section 6.4 of the Plan provides that as of the close of business on the Distribution Notification Date, all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents with respect to ownership of the Senior Notes will be closed and, for purposes of the Plan, there shall be no further changes in the record holders of the Senior Notes. The Disbursing Agent shall have no obligation to recognize the transfer of any Senior Notes occurring after the Distribution Notification Date, and will be entitled for all purposes to recognize and deal only with those Holders of the Senior Notes as of the close of business on the Distribution Notification Date, as reflected on such ledgers, books, registers or records.

5. Distributions to Holders of Allowed Claims and Allowed Equity Interests. Section 6.5 of the Plan provides that except as otherwise expressly provided in the Plan, on the Effective Date, the Reorganized Debtor shall deliver to the Disbursing Agent sufficient Cash, shares of Old UGC Common Stock and Litigation Notes to make the Distributions to be made on the Effective Date to the Holders of Allowed Claims. Payments of Cash to be made pursuant to the Plan will be available from funds held by the Reorganized Debtor as of the Effective Date.

6. Disputed Distributions. Section 6.6 of the Plan provides that if any dispute arises as to the identity of any Holder of an Allowed Claim or Allowed Equity Interest who is to receive a Distribution, the Disbursing Agent shall, in lieu of making such Distribution to such Holder, delay such Distribution until the disposition thereof shall be determined by Final Order of the U.S. Bankruptcy Court or by written agreement among the interested parties to such dispute.

7. Distributions of Cash. Section 6.7 of the Plan provides that any Cash payment to be made pursuant to the Plan may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of the Reorganized Debtor.

8. Delivery of Distributions. Section 6.8 of the Plan provides that the Disbursing Agent shall make distributions to each Holder of an Allowed Claim (a) at the address shown on the list of creditors Filed with the petitions commencing the Chapter 11 Case, (b) at the address listed in the Schedules if different than the address shown on the list of creditors Filed with the petitions commencing the Chapter 11 Case, or (c) if a proof of claim is Filed, and the address is different than that listed in the Schedules, at the address set forth in the proof of claim.

9. Failure to Negotiate Checks. Section 6.9 of the Plan provides that checks issued in respect of Distributions under the Plan shall be null and void if not negotiated within sixty (60) days after the date of issuance. Any amounts returned to the Reorganized Debtor in respect of such non-negotiated checks shall be held by the Reorganized Debtor, as appropriate. Requests for reissuance of any such check shall be made directly to the Reorganized Debtor by the Holder of the Allowed Claim with respect to which such check originally was issued. All amounts represented by any voided check will be held until the later to occur of (i) nine (9) months after the Effective Date and (ii) nine (9) months after such voided check was issued, and all requests for reissuance by the Holder of the Allowed Claim in respect of a voided check are required to be made prior to such date. Thereafter, all such amounts shall be deemed to be Unclaimed Property, in accordance with Section 6.12 of the Plan, and all Claims in respect of void checks and the underlying Distributions shall be forever barred, estopped and enjoined from assertion in any manner against the Debtor or its Property or the Reorganized Debtor or its Property.

10. Unclaimed Distributions. Section 6.10 of the Plan provides that any Cash that becomes Unclaimed Property shall revest in the Reorganized Debtor and shall no longer be subject to Distribution to Holders of Claims or Equity Interests. Any shares of Old UGC Common Stock that become Unclaimed Property shall be cancelled and shall no longer be subject to Distribution to Holders of Claims or Equity Interests. All full or partial payments made by the Disbursing Agent or the Debtor and received by the Holder of a Claim or Equity Interest prior to the Effective Date will be deemed to be payments under the Plan for purposes of satisfying the obligations of the Debtor pursuant to the Plan. Pursuant to Section 1143 of the U.S. Bankruptcy Code, all Claims in respect of Unclaimed Property shall be deemed Disallowed and the Holder of any Claim or Equity Interest Disallowed in accordance with Section 6.10 of the Plan will be forever barred, expunged, estopped and enjoined from asserting such Claim or Equity Interest in any manner against the Debtor or its Property or the Reorganized Debtor or its Property.

11. Limitation on Distribution Rights. Section 6.11 of the Plan provides that if a claimant holds more than one Claim in any one Class, all Claims of the claimant in that Class may be aggregated into one Claim and one Distribution may be made with respect to the aggregated Claim.

12. Compliance with Tax Requirements. Section 6.12 of the Plan provides that the Reorganized Debtor shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distribution shall be subject to any such withholding or reporting requirement.

13. Documentation Necessary to Release Liens. Section 6.13 of the Plan provides that each Holder which is to receive a Distribution under the Plan in full satisfaction of a Miscellaneous Secured Claim shall not receive such Distribution until such Holder (a) executes and delivers any documents necessary to release all Liens arising under any applicable security agreement or non-bankruptcy law (in recordable form if appropriate) in connection with such Miscellaneous Secured Claim and such other documents as the Debtor or the Reorganized Debtor, as applicable, may reasonably request or (b) otherwise turns over and releases any and all property of the Debtor that secures or purportedly secures such Claim. Any such Holder that fails to execute and deliver such release of liens within 120 days of the Effective Date shall be deemed to have no further Claim against the Debtor, the Reorganized Debtor or their assets or property in respect of such Claim and shall not participate in any Distribution hereunder on account of such Claim. Notwithstanding the immediately preceding sentence, any such Holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the Claim is Allowed or Disallowed.

14. Distributions by Indenture Trustee. Section 6.14 of the Plan provides that notwithstanding any other provision of the Plan, any Distributions on account of any Allowed Public Noteholders Claims shall be made by the Disbursing Agent to the Indenture Trustee, which, in turn, shall make any such Distributions to the Holders of such Allowed Claims under the Plan. Except as expressly provided in the Plan, Distributions made by the Indenture Trustee shall be in accordance with and subject to the requirements set forth in the Indenture, and the Indenture Trustee acting in good faith pursuant to the Plan shall be entitled to the same indemnification the Disbursing Agent receives from the Reorganized Debtor and to payment from the Reorganized Debtor of its customary fees and expenses for making Distributions under the Plan to Holders of the Senior Notes.

15. Setoffs. Section 6.15 of the Plan provides that except as set forth in Section 9.1 of the Plan, the Debtor or the Reorganized Debtor, as applicable, may, but shall not be required to, set off against any Claims and the payments or Distributions to be made pursuant to the Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever which the Estate, the Debtor or the Reorganized Debtor may have against the Holders of such Claims; provided, however, that neither the failure to do so nor the allowance of any such Claims, whether pursuant to the Plan or otherwise, shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claims the Debtor or the Reorganized Debtor may have against such Holders, and all such claims shall be reserved to and retained by the Reorganized Debtor.

16. No Interest on Claims. Section 6.16 of the Plan provides that unless otherwise specifically provided for in the Plan, Confirmation Order, or a postpetition agreement in writing between the Debtor and a Holder of a Claim, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final Distribution is made when and if such Disputed Claim becomes an Allowed Claim.

17. Alternative Treatment. Section 6.17 of the Plan provides that notwithstanding any contrary provision in the Plan, any Holder of an Allowed Claim may receive, instead of the Distribution or treatment to which it is entitled hereunder, any less favorable Distribution or treatment to which it and the Debtor may agree in writing.

18. Distributions Relating to Allowed Insured Claims. Section 6.18 of the Plan provides that if any Claim otherwise payable hereunder is covered by an insurance policy held by the Debtor, the Debtor may satisfy the Claim, in whole or in part, with the proceeds of the policy.

19. Exemption from Certain Transfer Taxes. Section 6.19 of the Plan provides that in accordance with Section 1146(c) of the U.S. Bankruptcy Code, neither the issuance, transfer, or exchange of a security or the delivery of an instrument of transfer under the Plan shall be subject to tax under any law imposing a stamp, documentary, transfer or similar tax. The Confirmation Order shall direct all governmental officials and agents to forego the assessment and collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without payment of such tax or other governmental assessment.

C. Executory Contracts and Unexpired Leases of Nonresidential Real Property; Indemnification Obligations; Benefit Programs

Article VII of the Plan identifies the treatment of the Debtor's executory contracts and unexpired leases, including procedures relating to disputes concerning assumption, assumption and assignment, amount of cure payments and amount of rejection damages. Article VII of the Plan also addresses certain indemnification obligations and benefit programs to be performed and honored by the Debtor or Reorganized Debtor, as applicable. Following is a summary of the provisions of Article VII of the Plan.

1. Treatment of Executory Contracts and Unexpired Leases. Section 7.1 of the Plan provides that on the Effective Date, all of the executory contracts and unexpired leases that exist between the Debtor and any Person which (a) have not expired or terminated pursuant to their own terms, (b) have not previously been assumed, assumed and assigned, or rejected pursuant to an order of the U.S. Bankruptcy Court on or prior to the Confirmation Date or (c) are not the subject of pending motions to assume, assume and assign, or reject as of the Confirmation Date, will be (i) deemed assumed if listed on the Schedule of Assumed Contracts, (ii) deemed assumed and assigned if listed on the Schedule of Assumed and Assigned Contracts or (iii) deemed rejected if listed on the Schedule of Rejected Contracts; provided, however, that any executory contracts or unexpired leases which are omitted from both the Schedule of Assumed Contracts, Schedule of Assumed and Assigned Contracts, and the Schedule of Rejected Contracts are assumed as of the Effective Date, all in accordance with the provisions and requirements of Section 365 of the U.S. Bankruptcy Code; provided, however, that the Debtor shall have the right, at any time prior to the Confirmation Date, to amend the Schedule of Assumed Contracts, Schedule of Assumed and Assigned Contracts, and the Schedule of Rejected Contracts upon notice to the counterparty to a contract or lease (i) to delete any executory contract or unexpired lease listed therein or (ii) to add any executory contract or unexpired lease thereto; provided, however, that the Debtor shall have the right to make the election to reject specified in Section 7.3(b) of the Plan. The Confirmation Order (except as otherwise provided therein) shall constitute an order of the U.S. Bankruptcy Court pursuant to Section 365 of the U.S. Bankruptcy Code, effective as of the Effective Date, approving such assumptions and rejections, as applicable. Each contract and lease assumed, assumed and assigned, or rejected, as the case may be, pursuant to Section 7.1 of the Plan shall be assumed, assumed and assigned, or rejected, as the case may be, only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Assumption, assumption and assignment, or rejection, as the case may be, of a contract or lease pursuant to Section 7.1 of the Plan shall not constitute an admission by the Debtor or the Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor or the Reorganized Debtor has any liability thereunder. All executory contracts and unexpired leases that are assumed or assumed and assigned will be assumed or assumed and assigned under their present terms or upon such terms as are agreed to between the Debtor and the other party to the executory contract or unexpired lease. Each executory contract and unexpired lease that is assumed or assumed and assigned and relates to the use, ability to acquire, or occupancy of real property shall include: (y) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (z) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the U.S. Bankruptcy Court.

2. Cure of Defaults for Assumed Contracts and Leases. Section 7.2 of the Plan provides that all undisputed cure and any other monetary default payments required by section 365(b)(1) of the U.S. Bankruptcy Code under any assumed or assumed and assigned executory contract and unexpired lease which is in default shall be satisfied by the Reorganized Debtor (to the extent such obligations are enforceable under the U.S. Bankruptcy Code and applicable non-bankruptcy law), pursuant to section 365(b)(1) of the U.S. Bankruptcy Code, at the option of the Reorganized Debtor: (A) by payment of such undisputed cure amount, without interest, in Cash within sixty (60) days following the Effective Date; (B) by payment of such other amount as ordered by the U.S. Bankruptcy Court; or (C) on such other terms as may be agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute, payment of the amount otherwise payable hereunder shall be made without interest, in Cash (i) on or before the later of sixty (60) days following the Effective Date or thirty (30) days following entry of a Final Order liquidating and allowing any disputed amount or (ii) on such other terms as may be agreed to by the parties to such executory contract or unexpired lease.

3. Resolution of Objections to Assumption of Executory Contracts and Unexpired Leases; Cure Payments.

      Resolution of Objections to Assumption of Executory Contracts and Unexpired Leases. Section 7.3(a) of the Plan provides that any party objecting to the Debtor's proposed assumption or assumption and assignment of an executory contract or unexpired lease or the ability of the Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of Section 365 of the U.S. Bankruptcy Code) under the contract or lease to be assumed or assumed and assigned shall File and serve on counsel for the Debtor a written objection to the assumption or assumption and assignment of such contract or lease within thirty (30) days after the service of the notice of Confirmation. Failure to File an objection within the time period set forth above shall constitute consent to the assumption and revestment or assumption and assignment of such contract or lease, including an acknowledgment that the proposed assumption or assumption and assignment provides adequate assurance of future performance. To the extent that any Objections to the assumption or assumption and assignment of a contract or lease are timely Filed and served and such Objections are not resolved between the Debtor and the objecting parties, the U.S. Bankruptcy Court shall resolve such disputes at a hearing to be held on a date to be determined by the U.S. Bankruptcy Court.
      Resolution of Cure Payments. Section 7.3(b) of the Plan provides that if the counterparty to a contract or lease assumed or assumed and assigned by the Debtor believes that, as of the Confirmation Date, a cure payment is due and owing under such contract or lease, such counterparty shall File and serve on counsel for the Debtor a notification setting forth the amount of the cure payment which such party believes is due and owing, which notification shall be Filed and served no later than thirty (30) days after the service of the notice of Confirmation. Failure to File such a notification within the time period set forth above shall constitute an acknowledgment that no cure payment is due and owing in connection with the assumption or assumption and assignment of such contract or lease and an acknowledgment that no other defaults exist under said contract or lease. To the extent that any such notifications are timely Filed and served and are not resolved between the Debtor and the applicable counterparty, the U.S. Bankruptcy Court shall resolve such disputes at a hearing to be held on a date to be determined by the U.S. Bankruptcy Court. The resolution of such disputes shall not affect the Debtor's assumption or assumption and assignment of the contracts or leases that are subject of such a dispute, but rather shall affect only the "cure" amount the Debtor must pay in order to assume such contract or lease. Notwithstanding the immediately preceding sentence, if the Debtor in its discretion determines that the amount asserted to be the necessary "cure" amount would, if ordered by the U.S. Bankruptcy Court, make the assumption or assumption and assignment of the contract or lease imprudent, then the Debtor may elect to (i) reject the contract or lease pursuant to Section 7.1 of the Plan or (ii) request an expedited hearing on the resolution of the "cure" dispute, exclude assumption, assumption and assignment, or rejection of the contract or lease from the scope of the Confirmation Order, and retain the right to reject the contract or lease pursuant to Section 7.1 of the Plan pending the outcome of such dispute.

      4. Claims for Rejection Damages. Section 7.4 of the Plan provides that Objections to the amounts listed on the Schedule of Rejected Contracts for damages allegedly arising from the rejection pursuant to the Plan or the Confirmation Order of any executory contract or any unexpired lease shall be Filed and served on counsel for the Debtor not later than thirty (30) days after the service of the earlier of (A) notice of Confirmation or (B) other notice that the executory contract or unexpired lease has been rejected. Any Holder of a Claim arising from the rejection of any executory contract or any unexpired lease that fails to File such Objection on or before the dates specified in Section 7.4 of the Plan shall be forever barred, estopped and enjoined from asserting any Claims (including, without limitation, any Scheduled Claim or any Claim proof of which was Filed) in any manner against the Debtor or its Property or the Reorganized Debtor or its Property for any amounts in excess of the amount scheduled by the Debtor on the Schedule of Rejected Contracts for such contract or lease and the Debtor and the Reorganized Debtor shall be forever discharged from all indebtedness or liability with respect to such Claims for such excess amounts and such Holders shall be bound by the terms of the Plan.

      5. Treatment of Rejection Claims. The U.S. Bankruptcy Court shall determine any Objections Filed in accordance with Section 7.4 of the Plan at a hearing to be held on a date to be determined by the U.S. Bankruptcy Court. Subject to any statutory limitation, including, but not limited to the limitations contained in Sections 502(b)(6) and 502(b)(7) of the U.S. Bankruptcy Code, any Claims arising out of the rejection of executory contracts and unexpired leases shall, pursuant to Section 502(g) of the U.S. Bankruptcy Code, be treated as Class 6 Claims in accordance with Section 4.8 of the Plan.

      6. Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred After the Petition Date. Section 7.6 of the Plan provides that on the Effective Date, all contracts, leases, and other agreements entered into by the Debtor on or after the Petition Date, which have not been terminated in accordance with their terms or been rejected on or before the Confirmation Date, shall revest in and remain in full force and effect as against the Reorganized Debtor and the other parties to such contracts, leases, and other agreements.

      7. Reorganized Debtor's Indemnification Obligations. To the extent not inconsistent with the Plan, any obligations of the Debtor or the Reorganized Debtor, pursuant to their respective organizational documents, applicable non-bankruptcy law or a specific agreement, to indemnify a Person with respect to all present and future actions, suits and proceedings against the Debtor, the Reorganized Debtor or such indemnified Person, based upon any act or omission related to service with, or for or on behalf of, the Debtor or the Reorganized Debtor shall survive Confirmation and shall not be impaired by Confirmation, except to the extent any such obligation has been released, discharged or modified pursuant to the Plan. Such indemnification obligations shall be performed and honored by the Debtor or Reorganized Debtor, as applicable.

      8. Benefit Programs. Notwithstanding anything to the contrary contained in the Plan, nothing in the Plan shall adversely affect the payment of any "retiree benefits" (as such term is defined in Section 1114(a) of the U.S. Bankruptcy Code) to the extent required by Section 1129(a)(13) of the U.S. Bankruptcy Code.

      D. Resolution of Disputed Claims

      Article VIII of the Plan addresses procedures for Objections to Claims, estimation of Claims, resolution of and Distributions pertaining to Disputed Claims and establishment and maintenance of a Reserve.

      1. Preservation of Rights. Section 8.1 of the Plan provides that except as to applications for allowance of compensation and reimbursement of expenses under Sections 330 and 503 of the U.S. Bankruptcy Code, the Reorganized Debtor shall have the exclusive right to make and File Objections to Administrative Claims or other Claims, subsequent to the Confirmation Date. Except to the extent that any Claim is Allowed in the Plan, nothing, including the failure of the Debtor or the Reorganized Debtor to object to a Claim for any reason during the pendency of the Chapter 11 Case, shall affect, prejudice, diminish or impair the rights and legal and equitable defenses of the Debtor or the Reorganized Debtor with respect to any Claim, including, but not limited to, all rights of the Debtor or Reorganized Debtor (i) to contest or defend themselves against such Claims in any lawful manner or forum when and if such Claim is sought to be enforced by the Holder thereof or (ii) in respect of legal and equitable defenses to setoffs or recoupments against Claims. The distributions provided for in Article IV of the Plan shall at all times be subject to Section 8.1 of the Plan and to Section 502(d) of the U.S. Bankruptcy Code.

      2. Objections to and Resolution of Claims and Administrative Claims. Section 8.2 of the Plan provides that unless otherwise ordered by the U.S. Bankruptcy Court, the Reorganized Debtor shall File all Objections to Claims (including Administrative Claims) that are the subject of Filed proofs of claim or Filed requests for payment (other than applications for allowance of compensation and reimbursement of expenses under Sections 330 and 503 of the U.S. Bankruptcy Code) and serve such Objections upon the Holder as to which the Objection is made as soon as is practicable, but, with respect to Claims, in no event later than one hundred and eighty (180) days after the Effective Date, or, in either case, such later date as may be approved by the U.S. Bankruptcy Court upon request made before or after expiration of such applicable Objection period. All Objections shall be litigated to Final Order; provided, however, that the Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve or withdraw any Objections without any requirement of approval by the U.S. Bankruptcy Court.

      3. Estimation of Claims. Section 8.3 of the Plan provides that the Debtor or the Reorganized Debtor, as applicable, may, at any time, request that the U.S. Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the U.S. Bankruptcy Code regardless of whether or not the Debtor or the Reorganized Debtor has previously objected to such Claim or the U.S. Bankruptcy Court has previously ruled on any such Objection. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the U.S. Bankruptcy Court; provided, however, that commencing on the Effective Date the Reorganized Debtor may compromise, settle or resolve any such Claims without further approval of the U.S. Bankruptcy Court.

      4. Distributions Withheld For Disputed Administrative Claims and Disputed General Unsecured Claims.

      a. No Distribution Pending Allowance. Section 8.4(a) of the Plan provides that notwithstanding any other provision of the Plan, no payments or Distributions shall be made with respect to all or any portion of a Disputed Administrative Claim or Disputed General Unsecured Claim unless and until some portion thereof has become an Allowed Administrative or Allowed General Unsecured Claim, respectively.

      b. Establishment and Maintenance of Reserve. Section 8.4(b) of the Plan provides that on each applicable Distribution Date, the Disbursing Agent shall reserve for the benefit of Holders of Disputed Administrative and Disputed General Unsecured Claims (the "Reserve") the Distributions to which the Holders of Disputed Administrative and Disputed General Unsecured Claims as of such Distribution Date would be entitled under the Plan if such Disputed Administrative and Disputed General Unsecured Claims were Allowed in the Face Amounts of their Disputed Administrative and Disputed General Unsecured Claims, respectively, as if the Holders thereof had received such distributions on the Initial Distribution Date. Such amounts shall be determined by reference to the aggregate Face Amount of all Disputed Administrative or Disputed General Unsecured Claims as of such date. Notwithstanding the foregoing, the Debtor and the Disbursing Agent shall establish a Reserve only for Claims with a Face Amount greater than zero. The Disbursing Agent shall maintain a register of all Disputed Administrative and General Unsecured Claims and the amounts upon which to base Reserves for such Disputed Administrative and Disputed General Unsecured Claims pursuant to the preceding sentence.

      c. Distributions upon Allowance of Disputed Claims. Section 8.4(c) of the Plan provides that the Holder of a Disputed Administrative or Disputed General Unsecured Claim that becomes an Allowed Administrative or Allowed General Unsecured Claim subsequent to the Initial Distribution Date shall receive Distributions of Cash or Litigation Notes previously reserved on account of such Claim in the Reserve as soon as reasonably practicable following the allowance of any such Claim; provided, however, that neither the Debtor, the Reorganized Debtor or the Disbursing Agent shall be required to make a Distribution until the aggregate Distribution to be made is equal to or greater than $1,000.00; provided further, however, that if the aggregate Distribution that would be required to be made to the Holders of all remaining Disputed Administrative and Disputed General Unsecured Claims if all such remaining Disputed Administrative and Disputed General Unsecured Claims were to become Allowed Administrative and Allowed General Unsecured Claims, as applicable, could not exceed $1,000.00, then the Debtor, the Reorganized Debtor or the Disbursing Agent shall make a Distribution to any Holder of a Disputed Administrative or Disputed General Unsecured Claim as soon as reasonably practicable after the allowance of any such Claim. Such Distributions shall be made in accordance with the Plan based upon the Distributions that would have been made to such Holder under the Plan if the Disputed Administrative or Disputed General Unsecured Claim had been an Allowed Administrative or Allowed General Unsecured Claim, respectively, on or prior to the Effective Date.

      d. Excess Reserves. Section 8.4(d) of the Plan provides that upon any Disputed Administrative or Disputed General Unsecured Claim becoming a Disallowed Administrative or Disallowed General Unsecured Claim, respectively, in whole or in part, the Cash, if any, reserved for the payment of or Distribution on the Disallowed portion of such Disputed Administrative or Disputed General Unsecured Claim shall revest in the Reorganized Debtor and no longer be subject to Distribution to Holders.

      E. Means for Implementation of the Plan

      Article IX of the Plan describes certain acts which will occur in connection with the implementation of the Plan, including without limitation the setoff of certain obligations between UGC and Old UGC, the cancellation of certain Claims, the amendment of certain corporate organizational documents of the Debtor and the revesting of all Property comprising the Estate in the Reorganized Debtor.

      1. Setoff of Obligations between UGC and Old UGC. Section 9.1 of the Plan provides that prior to the Effective Date, Old UGC will cause UGC Properties to distribute the Properties Notes to it. Thereafter and at least one (1) Business Day before the Effective Date, UGC will set off an amount of the Senior Notes held by it, first, against the entire amount owed by it under the Properties Note, and, second, against the amounts owed by it under the Old UGC Note.

      2. Continued Corporate Existence. Section 9.2 of the Plan provides that the Debtor shall, as the Reorganized Debtor, continue to exist after the Effective Date in accordance with the applicable law of the State of Delaware, under its organizational documents in effect before the Effective Date, except as such documents are amended in connection with the Plan.

      3. Cancellation of Claims. Section 9.3 of the Plan provides that except as provided by the Plan (including, without limitation, the Public Senior Notes and the Indenture that are Reinstated under Section 4.6 of the Plan), as of consummation of the Plan, all Claims against the Debtor shall be cancelled and all agreements, UGC/IDTU Senior Notes, instruments, depositary shares, depositary receipts, indentures, certificates, guaranties and any other documents evidencing or relating to such Claims shall be cancelled and deemed terminated, as permitted by Section 1123(a)(5)(F) of the U.S. Bankruptcy Code, and the Holders thereof shall have no rights and such UGC/IDTU Senior Notes, instruments, depositary shares, depositary receipts, indentures, certificates, guaranties and other documents shall evidence no rights, except the right to receive the Distributions, if any, to be made to Holders of such Claims under the Plan.

      4. Amendment of Organizational Documents. Section 9.4 of the Plan provides that a substantially final form of the Amended and Restated Old UGC Certificate of Incorporation and the Amended and Restated Old UGC By-Laws shall each be Filed on or before the date of the Confirmation Hearing.

      5. Corporate Action. Section 9.5 of the Plan provides that on the Effective Date, the Reorganized Debtor shall execute and deliver, and is authorized, without any further corporate action, to execute and deliver all agreements, documents and instruments (and all exhibits, schedules and annexes thereto) contemplated by the Plan or the exhibits thereto and take such other action as is necessary or appropriate to effectuate the transactions provided for in the Plan.

      6. Operations Between the Confirmation Date and the Effective Date. Section 9.6 of the Plan provides that the Debtor shall continue to operate as debtor in possession subject to the supervision of the U.S. Bankruptcy Court during the period from the Confirmation Date through and until the Effective Date.

      7. Revesting of Assets. Section 9.7 of the Plan provides that except as otherwise expressly provided in the Plan or the Confirmation Order, pursuant to Sections 1123(a)(5), 1123(b)(3) and 1141(b) of the U.S. Bankruptcy Code, all Property comprising the Estate, including, but not limited to, all Causes of Action shall automatically be retained and revest in the Reorganized Debtor or its successors or assigns, free and clear of all Claims, Liens, contractually-imposed restrictions, charges, encumbrances and interests of Holders of Claims and Equity Interests on the Effective Date, with all such Claims, Liens, contractually-imposed restrictions, charges, encumbrances and interests being extinguished except as otherwise provided in the Plan. As of the Effective Date, the Reorganized Debtor may operate its business and use, acquire and dispose of Property and settle and compromise Claims or Equity Interests without supervision of the U.S. Bankruptcy Court and free of any restrictions of the U.S. Bankruptcy Code or the U.S. Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the foregoing, the Reorganized Debtor may pay the charges it incurs for professional fees, disbursements, expenses, or related support services incurred after the Effective Date without any application to the U.S. Bankruptcy Court.

      8. Approval of Agreements. Section 9.8 of the Plan provides that Confirmation shall constitute approval of all other agreements and transactions contemplated by the Plan and the Confirmation Order shall so provide.

      9. Rights of Action. Section 9.9 of the Plan provides that except as otherwise provided in the Plan, all Causes of Action, other than Avoidance Actions and Successor Liability Actions, and all power and interests of the Debtor shall automatically be retained and preserved and will revest in the Reorganized Debtor or its successors or assigns. Pursuant to Section 1123(b)(3) of the U.S. Bankruptcy Code, the Reorganized Debtor (as a representative of the Estate) or its successors or assigns shall retain and have the exclusive right to enforce and prosecute such Causes of Action against any Person, that arose before the Effective Date, other than those expressly released or compromised as part of or pursuant to the Plan.

      F. Effects of Confirmation

      Article XIII of the Plan details the effects of Confirmation of the Plan.

      1. Discharge. Section 13.1 of the Plan provides that to the fullest extent permitted by applicable law (including, without limitation, Section 105 of the U.S. Bankruptcy Code), and except as otherwise provided in the Plan or in the Confirmation Order: (A) all property distributed under the Plan shall be in consideration for, and in complete satisfaction, settlement, discharge and release of, all Claims of any nature whatsoever against or Equity Interests in the Debtor, the Reorganized Debtor, the Estate or any of their assets or properties and, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests, upon the Effective Date, except as otherwise set forth in the Plan, (i) the Debtor shall be deemed discharged and released under Section 1141(d)(1)(A) of the U.S. Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, debts (as such term is defined in Section 101(12) of the U.S. Bankruptcy Code), Liens, security interests, and encumbrances of and against all Property of the Estate, the Debtor and its Affiliates, that arose before the Confirmation Date, including without limitation, all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the U.S. Bankruptcy Code, whether or not (a) such Claim has been Allowed pursuant to Section 502 of the U.S. Bankruptcy Code, or (b) the Holder of such Claim has voted to accept the Plan and (ii) all interests of the Holders of Equity Interests shall be terminated; and (B) as of the Confirmation Date, all Persons, including, without limitation, all Holders of Claims or Equity Interests, shall be barred and enjoined from asserting against the Debtor or the Reorganized Debtor, their successors or their property any other or further Claims, debts, rights, Causes of Action, liabilities, or Equity Interests relating to the Debtor based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all Equity Interests pursuant to Sections 524 and 1141 of the U.S. Bankruptcy Code, and such discharge and termination shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Equity Interest. In particular, Confirmation shall permanently enjoin all Holders of Claims against or Equity Interests in the Debtor and any other parties in interest from taking any action whatsoever, whether within or outside of the United States, that in any way is inconsistent with or contrary to the classification and/or treatment of Claims or Equity Interests under the Plan, and all Holders are bound by the Plan.

      2. Injunction. Section 12.2 of the Plan provides that except as otherwise expressly provided for in the Plan or the Confirmation Order and to the fullest extent authorized or provided by the U.S. Bankruptcy Code, including Sections 524 and 1141 thereof, Confirmation shall, provided that the Effective Date occurs, permanently enjoin all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest or other right of an equity security Holder that is Impaired or terminated pursuant to the terms of the Plan from taking any of the following actions against the Debtor, the Reorganized Debtor or their property on account of any such discharged Claims, debts or liabilities or such terminated Equity Interests or rights: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or enforcing in any manner, directly or indirectly, any Lien or encumbrance of any kind; (d) asserting any setoff, offset, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtor or the Reorganized Debtor; and/or (e) proceeding in any manner in any place whatsoever, including employing any process, that does not conform to or comply with or is inconsistent with the provisions of the Plan.

      3. Exculpation.

      (a) Section 12.3(a) of the Plan provides that none of the Debtor, the Reorganized Debtor, UGC, IDTU, DB, IDT, the Committee, the Indenture Trustee or any of the foregoing's respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns (collectively, the "Exculpated Parties"), or any of their respective property, shall have or incur any liability to any Holder of a Claim, an Equity Interest, or any other party in interest, or any of their respective officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Restructuring, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of Confirmation, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except (i) for their gross negligence or willful misconduct, (ii) solely in the case of attorneys, to the extent that such exculpation would violate any applicable professional disciplinary rules, including Disciplinary Rule 6-102 of the Code of Professional Conduct or Rule 3-400 of the California Rules of Professional Conduct, as applicable, (iii) solely in the case of Old UGC, UGC, IDTU, DB or IDT, for failure to comply with, or breach of such Person's obligations under, the Plan, the Restructuring Agreement or the Restructuring and Settlement Agreement and (iv) solely in the case of the Indenture Trustee, for failure to comply with, or breach of such Person's obligations under, the Indenture, and in all respects (x) Old UGC, UGC, IDTU, DB or IDT shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan, the Restructuring Agreement and the Restructuring and Settlement Agreement, and (y) the Indenture Trustee shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities under the Indenture.

      (b) Section 12.3(b) of the Plan provides that notwithstanding any other provision of the Plan, no Holder of a Claim or Equity Interest, no other party in interest, none of their respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns, and their respective property, shall have any right of action, demand, suit or proceeding against UGC, the Debtor, the Reorganized Debtor, IDTU, DB, IDT, and the Indenture Trustee and each of the foregoing's respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Restructuring, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of Confirmation, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except (i) for their gross negligence or willful misconduct, (ii) solely in the case of attorneys, to the extent that such exculpation would violate any applicable professional disciplinary rules, including Disciplinary Rule 6-102 of the Code of Professional Conduct, (iii) solely in the case of Old UGC, UGC, IDTU, DB or IDT, for failure to comply with, or breach of such Person's obligations under, the Plan, the Restructuring Agreement or the Restructuring and Settlement Agreement and (iv) solely in the case of the Indenture Trustee, for failure to comply with, or breach of such Person's obligations under, the Indenture, and in all respects (x) Old UGC, UGC, IDTU, DB or IDT shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan, the Restructuring Agreement and the Restructuring and Settlement Agreement, and (y) the Indenture Trustee shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities under the Indenture.

      4 Releases.

      (a) Section 12.4 of the Plan provides that effective on the Confirmation Date, but subject to the occurrence of the Effective Date, UGC, the Debtor, the Reorganized Debtor, IDTU, DB, IDT, the Indenture Trustee, and each of the foregoing's respective current officers, directors, members, managers, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, shall be released from any and all claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings and liabilities which the Debtor or any Holder of a Claim against or Equity Interest in the Debtor may be entitled to assert, under the Laws of the United States, whether for fraud, tort, contract, violations of applicable securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, based in whole or in part upon any act, omission, transaction, state of facts, circumstances or other occurrence or failure of an event to occur, taking place before the Confirmation Date and in any way relating to the Debtor, the Reorganized Debtor, the Restructuring, the Chapter 11 Case or the Plan; provided, however, that nothing herein shall release any Person from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon any act or omission arising out of such Person's gross negligence or willful misconduct; provided further that nothing herein shall release (i) IDTU, DB, IDT, and Toronto-Dominion from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon such Person's failure to comply with, or breach of such Person's obligations under, the Plan, the Restructuring Agreement, the Restructuring and Settlement Agreement or (ii) the Indenture Trustee from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon such Person's failure to comply with, or breach of such Person's obligations under, the Indenture.

      (b) Section 12.4(b) of the Plan provides that nothing in the Plan shall effect a release in favor of any released party from any liability arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, or (iii) any criminal laws of the United States, any state, city or municipality; nor shall anything in the Plan enjoin the United States government or any state, city or municipality, as applicable, from bringing any claim, suit, action or other proceeding against any released party for any liability arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, or (iii) any criminal laws of the United States, any state, city or municipality; provided, however, that Section 12.4(b) of the Plan shall in no way affect or limit the discharge granted to the Debtor under Chapter 11 of the U.S. Bankruptcy Code and pursuant to Section 12.1 of the Plan.

      Section 12.4(c) of the Plan provides that solely in the case of attorneys, nothing in the Plan shall effect a release from any liability arising under any applicable professional disciplinary rule, including Disciplinary Rule 6-102 of the Code of Professional Conduct or Rule 3-400 of the California Rules of Professional Conduct, as applicable.

5. Binding Effect of Plan. Section 12.5 of the Plan provides that the provisions of the Plan shall be binding upon and inure to the benefit of the Debtor, the Estate, the Reorganized Debtor, any Holder of any Claim or Equity Interest treated herein or any Person named or referred to in the Plan, the Indenture Trustee and each of their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, agents, officers and directors, and, to the fullest extent permitted under the U.S. Bankruptcy Code and other applicable law, each other Person affected by the Plan.

6. Indemnification. Section 12.6 of the Plan provides that to the extent not inconsistent with the Plan or the Confirmation Order and to the fullest extent permitted by applicable law, including, but not limited to, the extent provided in the Debtor's or the Reorganized Debtor's organizational documents, contracts (including, but limited to, any indemnification agreements), statutory law or common law, the Reorganized Debtor shall indemnify, hold harmless and reimburse the Exculpated Parties from and against any and all losses, claims, Causes of Action, damages, fees, expenses, liabilities and actions: (A) for any act taken or omission made in good faith in connection with or in any way related to negotiating, formulating, implementing, confirming or consummating the Plan, the Disclosure Statement, the Restructuring Agreement, the Restructuring and Settlement Agreement or any contract, instrument, release or other agreement or document created in connection with the Plan or the administration of the Chapter 11 Case; or (B) for any act or omission in connection with or arising out of the administration of the Plan or the property to be distributed under the Plan or the operations or activities of the Debtor or the Reorganized Debtor, and any Claims of any such Exculpated Party against the Reorganized Debtor, on account of such indemnification obligations shall be unaltered and Unimpaired within the meaning of Section 1124(1) of the U.S. Bankruptcy Code, except that the Reorganized Debtor shall have no obligation to indemnify any Exculpated Party for any acts or omissions that constitute gross negligence or willful misconduct; provided, however, that upon request of an Exculpated Party covered by Section 12.6 of the Plan, the Reorganized Debtor shall advance amounts to cover any and all losses, claims, Causes of Action, damages, fees, expenses, liabilities and actions; provided further, that if a court of a competent jurisdiction determines that such Exculpated Party is not entitled to the amounts that were advanced, such Exculpated Party shall return the funds to the Reorganized Debtor. Such indemnification obligations shall survive unaffected by Confirmation, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

7. Term of Injunctions or Stays. Section 12.7 of the Plan provides that unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105(a) or 362 of the U.S. Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

8. Preservation of Insurance. Section 12.8 of the Plan provides that except as necessary to be consistent with the Plan, the Plan and the discharge provided herein shall not diminish or impair (A) the enforceability of insurance policies that may cover Claims against the Debtor or any other Person or (B) the continuation of workers' compensation programs in effect, including self-insurance programs.

9. Waiver of Subordination Rights. Section 12.9 of the Plan provides that any Distributions under the Plan shall be received and retained free of and from any obligations to hold or transfer the same to any other Holder, and shall not be subject to levy, garnishment, attachment or other legal process by any Holder by reason of any claimed contractual, legal or equitable subordination rights, and the Confirmation Order shall constitute an injunction enjoining any Person from enforcing or attempting to enforce any contractual, legal or equitable subordination rights to Property distributed under the Plan, in each case other than as provided in the Plan.

10. No Successor Liability. Section 12.10 of the Plan provides that except as otherwise expressly provided in the Plan, the Debtor and the Reorganized Debtor do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify Holders or otherwise have any responsibilities for any liabilities or obligations of the Debtor relating to or arising out of the operations or assets of the Debtor, whether arising prior to, on, or after the Confirmation Date. The Reorganized Debtor is not, and shall not be, a successor to the Debtor by reason of any theory of law or equity, and shall not have any successor or transferee liability of any kind or character, except that the Reorganized Debtor shall assume the obligations specified therefor in the Plan and the Confirmation Order.

VI. CONFIRMATION AND CONSUMMATION PROCEDURE

Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A. Solicitation of Votes

In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in Classes 3, 4 and 8 of the Plan are impaired, and the holders of Allowed Claims in each of these Classes are entitled to vote to accept or reject the Plan. Claims in Classes 1, 2, 5, 6, 7 and 9 of the Plan are unimpaired. The holders of Allowed Claims in each of such Classes are conclusively presumed to have accepted the Plan, and the solicitation of acceptances with respect to such Classes is not required under section 1126(f) of the Bankruptcy Code.

As to the classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan.

A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

Any creditor in an impaired Class (i) whose Claim has been listed by the Debtors in the Schedules filed with the Bankruptcy Court (provided that such Claim has not been scheduled as disputed, contingent or unliquidated) or (ii) who filed a proof of claim on or before the Supplemental General Bar Date (June 1, 2004) or any proof of claim filed within any other applicable period of limitations or with leave of the Bankruptcy Court, which Claim is not the subject of an objection or request for estimation, is entitled to vote on the Plan. For a discussion of the procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, see Exhibit B "Disclosure Statement Order."

B. The Confirmation Hearing

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for [__________], 2004, commencing at [__:__ ].m. Eastern Time, before the Honorable Burton R. Lifland, United States Bankruptcy Judge, at the United States District Court for the Southern District of New York, Room 623, Alexander Hamilton Customs House, One Bowling Green, New York, New York 10004. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or amount and description of the Equity Interest held by the objector. Any such objection must be filed with the Bankruptcy Court and served in accordance with the Disclosure Statement Order and the case management order, dated [__________ __], 2004, on or before [__________ __], 2004 at [__:__ _].m., Eastern Time. Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C. Confirmation

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and (iii) in the "best interests" of creditors and stockholders that are impaired under the plan.

1. Acceptance

Classes 3, 4 and 8 of the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. Classes 1, 2, 5, 6, 7 and 9 of the Plan are unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan.

If any impaired Class of Claims entitled to vote does not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtor reserves the right to amend the Plan in accordance with Section 14.3 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims that are deemed to reject the Plan, the Debtor shall request that the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code. The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing.

2. Unfair Discrimination and Fair and Equitable Tests

To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.

Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

Equity Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greater of the fixed liquidation preference to which such holder is entitled, or the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

A plan of reorganization does not "discriminate unfairly" with respect to a nonaccepting class if the value of the cash and/or securities to be distributed to the nonaccepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose legal rights are the same as those of the nonaccepting class.

3. Feasibility

The Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtor has analyzed its ability to meet its obligations under the Plan. As part of this analysis, the Debtor has prepared projections of its financial performance for each of the three fiscal years in the period ending December 31, 2007 (the "Projection Period"). These projections, and the assumptions on which they are based, are included in the Debtor's Projected Financial Information, annexed hereto as Exhibit F. Based upon such projections, the Debtor believes that it has or will have unrestricted access to sufficient cash resources to make all payments required pursuant to the Plan, including payment of all past due interest on the Senior Notes held by the Public Noteholders. Thereafter, the Debtor does not anticipate incurring any further debt obligations and, based on the projected financial information, believes that it has or will have unrestricted access to sufficient cash resources to pay all principal and interest as the same becomes due on the Senior Notes that remain outstanding following consummation of the Plan. Therefore, the Debtor believes that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

The financial information and projections appended to this Disclosure Statement include for the three fiscal years in the Projection Period:

    Projected Consolidated Balance Sheets of the Reorganized Debtor as of December 31, 2005, December 31, 2006, and December 31, 2007;
    Projected Consolidated Statements of Operation of the Reorganized Debtor as of December 31, 2005, December 31, 2006, and December 31, 2007; and
    Projected Consolidated Statements of Cash Flow of the Reorganized Debtor as of December 31, 2005, December 31, 2006, and December 31, 2007.

The pro forma financial information and the projections are based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date under the Plan will occur no later than December 31, 2004.

The Debtor has prepared these financial projections based upon certain assumptions that it believes to be reasonable under the circumstances. Those assumptions considered to be significant are described in the financial projections, which are annexed hereto as Exhibit F. The financial projections have not been examined or compiled by independent accountants. The Debtor makes no representation as to the accuracy of the projections or its ability to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the financial projections are based in connection with their evaluation of the Plan.

4. Best Interests Test

With respect to each impaired Class of Claims, confirmation of the Plan requires that each holder of a Claim either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtor was liquidated under chapter 7 of the Bankruptcy Code. Pursuant to the Plan, only Classes 3, 4 and 8 are impaired. Each of these Classes is comprised of a single Holder who has consented to the treatment provided by the Plan. Classes 1, 2, 5, 6, 7 and 9 are unimpaired, and thus deemed to accept the Plan. As a consequence, all of the Classes have accepted the Plan and there is no need to determine what value Holders would receive in a chapter 7 liquidation. The best interests test is therefore not applicable to the Plan.

D. Consummation

The Plan will be consummated on the Effective Date. The Effective Date of the Plan will occur on the first Business Day on which the conditions precedent to the effectiveness of the Plan, as set forth in Section 11.2 of the Plan, have been satisfied or waived by the Debtor and UGC pursuant to Section 11.3 of the Plan. The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

VII. MANAGEMENT OF THE REORGANIZED DEBTOR

A. Board of Directors and Management

As of the Effective Date, the management, control and operation of the Reorganized Debtor will continue to be the general responsibility of its board of directors.

1. Composition of the Board of Directors

The directors of the Debtor immediately prior to the Effective Date shall serve as the initial directors of the Reorganized Debtor on and after the Effective Date. Each of the members of such initial Board of Directors shall serve in accordance with applicable nonbankruptcy law and the Reorganized Debtor's Amended and Restated Articles of Incorporation and Bylaws, as the same may be amended from time to time. Presently, the directors of the Debtor are (i) Ellen P. Spangler; (ii) Frederick G. Westerman III; and Valerie L. Cover. The identity of each of the initial directors of the Reorganized Debtor shall be as set forth in the preceding sentence, except as set forth on a Board of Directors Schedule to be filed prior to the hearing to consider Confirmation of the Plan.

2. Identity of Officers

The officers of the Debtor immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtor on and after the Effective Date. Such officers shall serve in accordance with applicable nonbankruptcy law, any employment agreement with the Reorganized Debtor, and the Reorganized Debtor's Amended and Restated Articles of Incorporation and Bylaws, as the same may be amended from time to time. The identity of each of the initial officers of the Reorganized Debtor shall be as set forth in the chart below, except as set forth on an Old UGC Management Schedule to be filed prior to the hearing to consider Confirmation of the Plan.

Set forth below is the name and position with the Debtor of each of its current officers:

Name	Title
Frederick G. Westerman III	President and Chief Financial Officer
Ellen P. Spangler	Senior Vice President
Valerie L. Cover	Vice President/Controller
Jay Gleason	Assistant Controller
Michelle Keist	Assistant Secretary

B. Compensation of Management of the Debtor

All of the officers of the Debtor are employed by UGC. The Debtor has no employees. The Debtor and UGC are parties to a Shared Services Agreement (the "Shared Services Agreement"), dated November 21, 2003, but effective for all purposes as of January 30, 2002, which provides for the allocation of expenses of common personnel used by the Debtor and UGC. Pursuant to the Shared Services Agreement, the Debtor is obligated to reimburse UGC for the cost of UGC employees used in the Debtor's business in an amount equal to the direct cost of each such employee's salary allocable to the employee's time devoted to the Debtor's business, plus an amount equal to 30% of such direct costs to cover employee benefits. For the year ended December 31, 2002, the Debtor recorded $3,600,000 in expenses due from the Debtor to UGC, $3,600,000 for the year ended December 31, 2003, and for the eight months ended August 31, 2004, the Debtor recorded $2,400,000 in expenses due from the Debtor to UGC.

VIII. SECURITIES LAWS MATTERS

A. Old UGC Common Stock

In reliance upon section 1145 of the Bankruptcy Code, the Old UGC Common Stock to be issued to IDTU and UGC pursuant to the Plan on the Effective Date will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and equivalent provisions in state securities laws. Section 1145(a) of the Bankruptcy Code generally exempts from such registration the issuance of securities if the following conditions are satisfied: (i) the securities are issued by a debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under a plan of reorganization; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against the debtor; and (iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or are issued principally in such exchange and partly for cash or property. The Debtor believes that the issuance of the Old UGC Common Stock under the circumstances provided in the Plan will satisfy the requirements of section 1145(a) of the Bankruptcy Code.

The shares of Old UGC Common Stock to be issued pursuant to the Plan on the Effective Date will be deemed to have been issued in a public offering under the Securities Act and, therefore, may be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) thereof, unless the holder is an "underwriter" with respect to such securities, as that term is defined in section 1145(b)(1) of the Bankruptcy Code (a "statutory underwriter"). In addition, such securities generally may be resold by the recipients thereof without registration under state securities or "blue sky" laws pursuant to various exemptions provided by the respective laws of the individual states. However, recipients of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

Neither the Debtor nor UGC makes any representations concerning the right of any person to trade in securities to be distributed pursuant to the Plan. Accordingly, the Debtor recommends that potential recipients of securities consult their own counsel concerning whether they may freely trade such securities.

IX. CERTAIN RISK FACTORS TO BE CONSIDERED

Holders of Claims against the Debtor should read and consider carefully the factors set forth below, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference herein), prior to determining whether to vote to accept the Plan. The risks and uncertainties described below include all of the risks and uncertainties that the Debtor believes to be material at this time but they are not the only ones facing the Debtor, UGC and the UGC Group. Additional risks and uncertainties that the Debtor does not currently know or that the Debtor currently deems immaterial may also impair its or the UGC Group's business, operations, financial condition, operating results or ability to successfully consummate the Restructuring. Although the Debtor and UGC expect the Restructuring to be successful and do not anticipate the need for further reorganization thereafter, if any of the following risks actually occur they could materially adversely affect the Debtor's or the UGC Group's business, operations, financial condition, operating results or ability to successfully consummate the Restructuring.

A. Certain Bankruptcy Law Considerations

The Restructuring may not be successfully consummated.

There are various events that must take place in order for the Restructuring, and, in particular, the Plan, to be consummated. These include, among other things, confirmation of the Plan and satisfaction of the various conditions to consummation of the Plan. See Section 11.2 of the Plan for a description of the conditions to consummation of the Plan. Although the Debtor believes that each of these events will occur, there can be no assurance that such will be the case. If not, the Restructuring, including the Plan, could not be implemented and it is unclear what holders of Claims would ultimately receive with respect to their Claims. The Debtor's alternatives would include, among other things, (i) liquidation of the Debtor and (ii) implementation of an alternative restructuring plan. The Debtor, however, believes that the Restructuring, including the Plan, as set forth herein is significantly more attractive than these alternatives because it could, among other things, significantly shorten the time required to accomplish the Restructuring, minimize the disruption to the Debtor's business and ultimately result in a larger value distributed to holders of Claims against the Debtor than would other alternatives. In particular, if the Restructuring were not consummated and an alternative reorganization could not be agreed to in a timely manner, it is possible that the Debtor would have to liquidate its assets, in which case it is likely that holders of Claims would receive less value than they would have received pursuant to the Restructuring and the Plan as set forth herein.

The Restructuring may result in a disruption of the Debtor's business.

It is possible that the Debtor's filing of the Chapter 11 Case and its solicitation of acceptances for the Plan could adversely affect the Debtor's and its subsidiaries' relationships with their respective suppliers, customers, partners and employees. If such relationships are adversely affected, the Debtor's working capital on a consolidated basis could materially deteriorate. This deterioration could adversely affect the Debtor's ability to consummate the Restructuring, including soliciting acceptances of, and receiving confirmation of, the Plan. Any disruption in relationships with customers could reduce the subscriber base of the operating subsidiaries of the Old UGC Group, which could result in a loss of earnings and, if the disruption were prolonged, in a material adverse effect on the financial condition, results of operations and prospects of the Debtor. Any delay in consummation of the Restructuring could exacerbate these risks.

B. Risks Related to the Business of the Debtor

Because the Debtor has no employees and obtains support and back-office services from UGC, if its services agreement with UGC were terminated the Debtor could face a disruption in the provision of those services that could harm its business.

All of the officers of the Debtor are employed by UGC, and the Debtor has no employees. The Debtor and UGC are parties to a Shared Services Agreement, which provides for the allocation of expenses of common personnel used by the Debtor and UGC. Pursuant to the Shared Services Agreement, the Debtor is obligated to reimburse UGC for the cost of UGC employees used in the Debtor's business in an amount equal to the direct cost of each such employee's salary allocable to the employee's time devoted to the Debtor's business, plus an amount equal to 30% of such direct costs to cover employee benefits. The Debtor believes that the services it receives from UGC are at market rates. However, if the Shared Services Agreement were terminated, the Debtor may be required to obtain an effective replacement for such services, including entering into a new outsourcing relationship or bringing such services in-house. Locating such an effective replacement or bringing such services in-house may result in disruption and/or increased costs to the Debtor's business on at least a temporary basis.

The video, telephone and Internet access businesses are capital intensive because it is expensive to add large numbers of customers; the Debtor may not have, or have access to, sufficient capital to remain competitive, thereby increasing the risk that it will not be able to grow its business.

Adding large numbers of customers to the Old UGC Group's networks requires significant capital expenditures, including expenditures for labor and equipment costs. As technology changes in the video, telephone and Internet access industries, the Old UGC Group may need to upgrade its systems to compete effectively in markets beyond what is currently planned. The Old UGC Group may not have enough capital available from cash on hand, existing credit facilities and cash to be generated from operations for future capital needs. The inability to pay for costs associated with adding new customers, expand or upgrade the Old UGC Group networks or make other planned or unplanned capital expenditures could limit the Old UGC Group's growth and harm the Debtor's competitive position, earnings and value.

Since the telecommunications industry in which the Old UGC Group operates is highly regulated, adverse regulation of the Old UGC Group's services could decrease the value of the Debtor's assets, limit its growth, and harm its stock value.

The video, telephone and Internet access industries in which the Old UGC Group operates are regulated far more extensively than some other industries. In most of the markets served by the Old UGC Group, regulation of video services can include price controls, service quality standards, requirements to carry specified programming and programming content restrictions. To operate its telephone services, the Old UGC Group is generally required to obtain licenses from appropriate regulatory authorities and to comply with interconnection requirements. The growth of the Old UGC Group's Internet access services may be affected if more extensive laws and regulations are adopted with respect to electronic commerce, content restrictions, privacy and other issues.

Changes in technology may limit the competitiveness of the Old UGC Group's new services and demand for its new services, causing the Debtor's revenues, growth and stock value to decline.

Technology in the video and telecommunications services industry has changed more rapidly than in some other industries, thereby increasing the risk associated with technological change in the Old UGC Group's business compared to some other businesses in other industries. This influences the demand for products and services offered by the Old UGC Group. The Old UGC Group's ability to anticipate changes in technology and regulatory standards and to develop and introduce new and enhanced products successfully on a timely basis will affect its ability to continue to grow, increase its revenue and number of subscribers, and remain competitive. New products are also subject in all of the Old UGC Group's markets to the risk of lack of market acceptance, delays in development, and failure to operate properly or meet customer expectations. There is no proven market for some of these advanced services and the Old UGC Group's infrastructure may not be able to support the demand that may develop for these services. There may be insufficient demand for telephone, Internet access and other enhanced services offered by the Old UGC Group. These factors may limit or harm the Debtor's revenue, growth and stock value.

The Old UGC Group may not be able to obtain attractive programming for its digital video services, thereby lowering demand for its services.

The Old UGC Group relies on programming suppliers for the bulk of its programming content. The Old UGC Group may not be able to obtain sufficient high-quality programming for its digital video services on satisfactory terms or at all in order to offer compelling digital video services. This may reduce demand for its services and lower future revenues. It may also limit the ability to migrate customers from lower tier programming to higher tier programming, thereby inhibiting the Old UGC Group's ability to execute its business plan. The Old UGC Group may not be able to obtain attractive programming for its digital video services in the local language. This could lower the Debtor's revenues and profitability.

The Old UGC Group will likely encounter increased competition that may decrease its number of subscribers and its revenues.

The video, telephone and Internet access industries in many of the markets in which the Old UGC Group operates are competitive and often are rapidly changing. The Old UGC Group faces competition from other cable television service providers, direct-to-home satellite service providers and terrestrial television broadcasters. In the provision of telephone services, the operating companies within the Old UGC Group face competition from the incumbent telecommunications operator in each country. These operators have substantially more experience in providing telephone services and have greater resources to devote to the provision of telephone services. In many countries, the Old UGC Group's operating companies also face competition from other cable telephone providers and wireless telephone providers. In the provision of Internet access services and online content, the Old UGC Group faces competition from incumbent telecommunications companies and other telecommunications operators, other cable-based Internet service providers, Internet portals and satellite, microwave and other wireless providers. The Internet services offered by these competitors include both traditional dial-up Internet services and high-speed access services. Digital subscriber line is a technology that provides high-speed Internet access over traditional telephone lines. Both incumbent and alternative providers offer digital subscriber line services. The Old UGC Group expects digital subscriber line to be a strong competitor to its Internet service in the future. If the Old UGC Group is unable to compete effectively, it may lose subscribers and the Debtor's revenues and stock value may suffer.

The Old UGC Group is exposed to numerous risks inherent to foreign investment, which may harm the Debtor's revenues and profitability.

Unlike most other U.S. companies, the Old UGC Group operates all of its businesses outside of the United States. Risks inherent in foreign operations include loss of revenue, property and equipment from expropriation, nationalization, war, insurrection, terrorism, general social unrest and other political risks, currency fluctuations, risks of increases in taxes and governmental royalties and fees and involuntary renegotiation of contracts with foreign governments. The Old UGC Group is also exposed to the risk of changes in foreign and domestic laws and policies that govern operations of foreign-based companies. In addition, the operations of the Old UGC Group have been adversely affected by downturns in global economic conditions. These downturns could hurt their revenues and profitability to a far greater extent than companies that do not conduct most of their operations abroad.

Because the Old UGC Group frequently does not hedge against foreign currency exchange rate and conversion risks, the Debtor may experience foreign exchange rate losses, reduced earnings and decreases in shareholders' equity.

The Old UGC Group is exposed to foreign exchange rate fluctuations related to its operating subsidiaries' monetary assets and liabilities and the financial results of foreign subsidiaries when the respective financial statements of such businesses are translated into U.S. dollars during consolidation. Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated at period-end exchange rates and the statements of operations are translated at actual exchange rates when known, or at the average exchange rate for the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded in other comprehensive income (loss) as a separate component of stockholders' equity (deficit). Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions. Cash flows from our operations in foreign countries are translated at actual exchange rates when known, or at the average rate for the period. Certain items such as investments in debt securities of foreign subsidiaries, equipment purchases, programming costs, notes payable and notes receivable (including intercompany amounts) and certain other charges are denominated in a currency other than the respective company's functional currency, which results in foreign exchange gains and losses recorded in the consolidated statement of operations. Accordingly, the Debtor may experience economic loss and a negative impact on earnings and equity with respect to their holdings solely as a result of foreign currency exchange rate fluctuations.

Because of its investments in foreign corporations, the Debtor and/or its direct and indirect subsidiaries may have to pay U.S. taxes on earnings of the foreign corporations regardless of whether such earnings are actually distributed to them and they may be limited in claiming foreign tax credits; since substantially all of their revenue is generated through their foreign investments, these tax risks could have a material adverse impact on their effective income tax rate, financial condition and liquidity.

Because the Old UGC Group does business in foreign countries and has controlling interests in most of its subsidiaries, such subsidiaries are considered to be "controlled foreign corporations" under U.S. tax law. As a result, certain income earned by most of the Old UGC Group's foreign subsidiaries during a taxable year when the subsidiaries have positive earnings and profits will be included in the income of the Debtor to the extent of the earnings and profits when the income is earned, regardless of whether the income is distributed to the Debtor. The income, often referred to as "Subpart F income", generally includes, but is not limited to, such items as interest, dividends, royalties, gains from the disposition of certain property, certain exchange gains in excess of exchange losses, and certain related party sales and services income. Since the Debtor is an investor in, or is involved in, foreign businesses, the Debtor could have significant amounts of Subpart F income. Although the Debtor intends to take reasonable tax planning measures to limit their tax exposure, there is no assurance that they will be able to do so.

In general, a U.S. corporation may claim a foreign tax credit against its U.S. federal income tax expense for foreign income taxes paid or accrued. A U.S. corporation may also claim a credit for foreign income taxes paid or accrued on the earnings of a foreign corporation paid to the U.S. corporation as a dividend. Because the Debtor must calculate its foreign tax credit separately for dividends received from certain of its foreign subsidiaries from those of other foreign subsidiaries and because of certain other limitations, its ability to claim a foreign tax credit may be limited. Some of the operating companies of the Old UGC Group are located in countries with which the United States does not have income tax treaties. Because they lack treaty protection in these countries, the Debtor may be subject to high rates of withholding taxes on distributions and other payments from these operating companies and may be subject to double taxation on their income. Limitations on the ability to claim a foreign tax credit, the lack of treaty protection in some countries, and the inability to offset losses in one foreign jurisdiction against income earned in another foreign jurisdiction could result in a high effective U.S. federal tax rate on the earnings of the Debtor. Since substantially all of the Debtor's revenue is generated abroad, including in jurisdictions that do not have tax treaties with the United States, these risks are proportionately greater for the Debtor than for companies that generate most of their revenue in the United States or in jurisdictions that have these treaties.

X. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Debtor. This summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published administrative rules and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below. In addition, a substantial amount of time may elapse between the date of this Disclosure Statement and the receipt of a final distribution under the Plan. Developments of law subsequent to the date of this Disclosure Statement, such as additional tax legislation, court decisions, or administrative changes, could affect the U.S. federal income tax consequences of the Plan and the transactions contemplated thereunder.

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtor has not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt.

Accordingly, the following summary is for informational purposes only and is not a substitute for careful tax planning and individual advice. All holders of Claims are urged to consult their own tax advisors for the federal, state, local and other tax consequences applicable under the Plan.

A. Certain Tax Consequences to the Debtor

In general, a debtor corporation recognizes taxable income upon the cancellation or discharge of its indebtedness. The debtor corporation's cancellation of debt income (or "CODI") is equal to the amount by which the indebtedness discharged (reduced by any unamortized discount) exceeds any consideration given in exchange therefor, subject to certain statutory or judicial exceptions that can apply to limit the amount of CODI (such as where the payment of the cancelled debt would have given rise to a tax deduction). The Tax Code provides that a debtor in a bankruptcy case is not taxable on CODI, but must reduce certain of its tax attributes -- such as net operating loss ("NOL") carryforwards, current year NOLs, tax credits and tax basis in assets -- by the amount of any CODI that it realizes in connection with the bankruptcy. To the extent the amount of CODI exceeds the tax attributes available for reduction, the remaining CODI is nontaxable to the debtor. However, to the extent that nonrecourse debt is satisfied with the underlying collateral, generally the debtor recognizes a gain from the disposition of property based on an amount realized equal to the nonrecourse debt satisfied, as opposed to CODI.

It is unclear whether the reduction in tax attributes occurs on a separate company basis even though the Debtor is included in the consolidated federal income tax return of UGC. The Debtor is aware that the IRS has, in certain cases, asserted that such reduction in respect of consolidated tax attributes (such as NOLs) generally should occur on a consolidated basis. The Debtor intends to take the position that the reduction in tax attributes occurs on a separate company basis. Any reduction in tax attributes does not occur until the end of the taxable year or, in the case of asset basis reduction, the first (1st) day of the taxable year following the taxable year in which the debt is discharged. If advantageous, a debtor may elect to reduce the basis of depreciable property prior to any reduction in its NOLs or other tax attributes.

To the extent Claims are discharged pursuant to the Plan (including the discharge of Senior Notes pursuant to the Restructuring), the Debtor will realize CODI, but should not recognize taxable income because of the bankruptcy exception described above. The extent of such CODI and resulting tax attribute reduction will depend primarily on the value of the consideration paid to the holders of Claims in relation to the amount of Claims discharged. The extent to which NOLs and certain tax credits survive tax attribute reduction, and the extent of any basis reduction, will depend upon the manner of applying the attribute reduction rules in the context of a consolidated group.

B. Information Reporting and Withholding

All distributions to holders of Claims under the Plan are subject to any applicable withholding (including employment tax withholding). Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at the then applicable rate (currently 28%). Backup withholding generally applies if the holder (i) fails to furnish its social security number or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) fails properly to report interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

Recently effective Treasury Regulations generally require disclosure by a taxpayer with its federal income tax return of certain types of transactions in which the taxpayer participated after February 28, 2003, including, among other types of transactions, the following (1) a transaction offered under "conditions of confidentiality;" (2) a transaction where the taxpayer was provided contractual protection for a refund of fees if the intended tax consequences of the transaction are not sustained; (3) certain transactions that result in the taxpayer claiming a loss in excess of specified thresholds; and (4) certain transactions in which the taxpayer's federal income tax treatment differs by more than a specified threshold in any tax year from its treatment for financial reporting purposes. These categories are very broad; however, there are numerous exceptions. Each holder of Senior Notes or other Claims is urged to consult with its tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations (or any similar state laws) and require disclosure with the holder's tax return.

The foregoing summary has been provided for informational purposes only. All holders of Claims are urged to consult their tax advisors concerning the federal, state, local and other tax consequences applicable under the Plan.

XI. ALTERNATIVES TO CONFIRMATION AND
CONSUMMATION OF THE PLAN

If the Plan is not confirmed and consummated, the Debtor's alternatives include (i) liquidation of the Debtor under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans of reorganization.

A. Liquidation Under Chapter 7

If no chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtor. The Debtor believes that liquidation under chapter 7 would result in, among other things, (i) smaller distributions being made to creditors and Equity Interest holders than those provided for in the Plan because of additional administrative expenses attendant to the appointment of a trustee and the trustee's employment of attorneys and other professionals, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtor's operations and (iii) the failure to realize the greater, going concern value of the Debtor's assets.

B. Alternative Plan of Reorganization

If the Plan is not confirmed, the Debtor or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtor's business or an orderly liquidation of the Debtor's assets. The Debtor has concluded that the Plan represents the best alternative to protect the interests of creditors and other parties in interest.

The Debtor believes that the Plan enables the Debtor to successfully and expeditiously emerge from chapter 11, preserves its business and allows creditors to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtor would be sold in an orderly fashion which could occur over a more extended period of time than in a liquidation under chapter 7 and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, the Debtor believes that a liquidation under chapter 11 is much less attractive alternative to creditors because a greater return to creditors is provided for in the Plan.

XII. CONCLUSION AND RECOMMENDATION

The Debtor believes that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtor urges holders of impaired Claims entitled to vote on the Plan to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received no later than [__:__ ].m., Eastern Time, on [_________ __], 2004.

Dated: New York, New York

September 21, 2004

Old UGC, Inc., a Delaware corporation

By: /s/ Frederick G. Westerman III

Frederick G. Westerman III

President and Chief Financial Officer

United GlobalCom, Inc.

By: /s/ Michael T. Fries

Michael T. Fries

President and Chief Executive Officer

Submitted by:

COOLEY GODWARD LLP

Robert L. Eisenbach III (RE 9239)

One Maritime Plaza, 20th Floor

San Francisco, CA 94111

(415) 693-2000

-and -

KRONISH LIEB WEINER & HELLMAN LLP

Attorneys for Old UGC, Inc.

Debtor and Debtor in Possession

By: _/s/ Richard S. Kanowitz

Jay R. Indyke (JI 0353)

Richard S. Kanowitz (RK 0677)

1114 Avenue of the Americas

New York, NY 10036

(212) 479-6000

- and -

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Attorneys for UnitedGlobalCom, Inc.

By: /s/ Van C. Durrer, II

Van C. Durrer, II (VCD 0689)

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

(213) 687-5000

EXHIBIT A

PLAN OF REORGANIZATION

EXHIBIT B

DISCLOSURE STATEMENT ORDER

EXHIBIT C

RESTRUCTURING AGREEMENT

EXHIBIT D

FINANCIAL STATEMENTS FOR THE DEBTOR

EXHIBIT E

UNAUDITED BALANCE SHEET AS OF AUGUST 31, 2004

EXHIBIT F

PROJECTED FINANCIAL INFORMATION

EXHIBIT G

ORGANIZATIONAL STRUCTURE OF THE DEBTOR